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                                RAM ENERGY, INC.


                                       AND


                              SUBSIDIARY GUARANTORS




                                    INDENTURE



                        Dated as of February ______, 1998




                     UNITED STATES TRUST COMPANY OF NEW YORK


                                     Trustee









                         ________% SENIOR NOTES DUE 2008


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                             CROSS REFERENCE TABLE*


TRUST INDENTURE ACT SECTION                                   INDENTURE SECTION

310(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.10
(a)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.10
(a)(3). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
(a)(4). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
(a)(5). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.10
(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.10
(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
311(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.11
(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.11
(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
312(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.5
(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11.3
(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11.3
313(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.6
(b)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.6
(b)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.6;7.7
(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.6;11.2
(d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.6

314(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.3;4.4;11.2

(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4.12
(c)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11.4
(c)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11.4
(c)(3). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
(d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11.3;11.4;11.5
(e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11.5
(f) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
315(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.1
(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.5;11.2
(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.1
(d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.1
(e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.11
316 (a)(last sentence). . . . . . . . . . . . . . . . . . . . . . . . . . . 2.9
(a)(1)(A) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.5
(a)(1)(B) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.4
(a)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.7
(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.12
317(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.8
(a)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.9
(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.4
318(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11.1
(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11.1

N.A. means not applicable.

*This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS


ARTICLE 1

                    DEFINITIONS AND INCORPORATION BY REFERENCE . . . . . . .   1
     SECTION 1.1    DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . .   1
     SECTION 1.2    OTHER DEFINITIONS. . . . . . . . . . . . . . . . . . . .  18
     SECTION 1.3    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. . . .  18
     SECTION 1.4    RULES OF CONSTRUCTION. . . . . . . . . . . . . . . . . .  19

ARTICLE 2

                                    THE NOTES. . . . . . . . . . . . . . . .  20
     SECTION 2.1    FORM AND DATING. . . . . . . . . . . . . . . . . . . . .  20
     SECTION 2.2    EXECUTION AND AUTHENTICATION . . . . . . . . . . . . . .  21
     SECTION 2.3    REGISTRAR AND PAYING AGENT; DEPOSITORY APPOINTMENT . . .  22
     SECTION 2.4    PAYING AGENT TO HOLD MONEY IN TRUST. . . . . . . . . . .  22
     SECTION 2.5    HOLDER LISTS . . . . . . . . . . . . . . . . . . . . . .  23
     SECTION 2.6    TRANSFER AND EXCHANGE. . . . . . . . . . . . . . . . . .  23
     SECTION 2.7    REPLACEMENT NOTES. . . . . . . . . . . . . . . . . . . .  25
     SECTION 2.8    OUTSTANDING NOTES. . . . . . . . . . . . . . . . . . . .  25
     SECTION 2.9    TREASURY NOTES . . . . . . . . . . . . . . . . . . . . .  25
     SECTION 2.10   TEMPORARY NOTES. . . . . . . . . . . . . . . . . . . . .  26
     SECTION 2.11   CANCELLATION . . . . . . . . . . . . . . . . . . . . . .  26
     SECTION 2.12   DEFAULTED INTEREST . . . . . . . . . . . . . . . . . . .  26
     SECTION 2.13   CUSIP NUMBERS. . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE 3

                            REDEMPTION AND PREPAYMENT. . . . . . . . . . . .  27
     SECTION 3.1    NOTICES TO TRUSTEE . . . . . . . . . . . . . . . . . . .  27
     SECTION 3.2    SELECTION OF NOTES TO BE REDEEMED. . . . . . . . . . . .  27
     SECTION 3.3    NOTICE OF REDEMPTION . . . . . . . . . . . . . . . . . .  27
     SECTION 3.4    EFFECT OF NOTICE OF REDEMPTION . . . . . . . . . . . . .  28
     SECTION 3.5    DEPOSIT OF REDEMPTION PRICE. . . . . . . . . . . . . . .  28
     SECTION 3.6    NOTES REDEEMED IN PART . . . . . . . . . . . . . . . . .  29
     SECTION 3.7    OPTIONAL REDEMPTION. . . . . . . . . . . . . . . . . . .  29
     SECTION 3.8    MANDATORY REDEMPTION . . . . . . . . . . . . . . . . . .  29
     SECTION 3.9    OFFER TO PURCHASE BY APPLICATION OF EXCESS CASH. . . . .  30

ARTICLE 4

                                    COVENANTS. . . . . . . . . . . . . . . .  31
     SECTION 4.1    PAYMENT OF NOTES . . . . . . . . . . . . . . . . . . . .  31
     SECTION 4.2    MAINTENANCE OF OFFICE OR AGENCY. . . . . . . . . . . . .  32
     SECTION 4.3    REPORTS. . . . . . . . . . . . . . . . . . . . . . . . .  32
     SECTION 4.4    COMPLIANCE CERTIFICATE . . . . . . . . . . . . . . . . .  33
     SECTION 4.5    TAXES. . . . . . . . . . . . . . . . . . . . . . . . . .  33
     SECTION 4.6    STAY, EXTENSION AND USURY LAWS . . . . . . . . . . . . .  34
     SECTION 4.7    LIMITATION ON INCURRENCES OF ADDITIONAL INDEBTEDNESS
                    AND ISSUANCES OF DISQUALIFIED CAPITAL STOCK. . . . . . .  34
     SECTION 4.8    LIMITATION ON RESTRICTED PAYMENTS. . . . . . . . . . . .  35

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     SECTION 4.9    LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS
                    AFFECTING RESTRICTED SUBSIDIARIES OF THE COMPANY . . . .  37
     SECTION 4.10   LIMITATION ON TRANSACTION WITH AFFILIATES. . . . . . . .  37
     SECTION 4.11   LIMITATION ON ASSET SALES. . . . . . . . . . . . . . . .  38
     SECTION 4.12   LIMITATION ON LIENS. . . . . . . . . . . . . . . . . . .  39
     SECTION 4.13   LIMITATION ON LINE OF BUSINESS . . . . . . . . . . . . .  39
     SECTION 4.14   DESIGNATION OF UNRESTRICTED SUBSIDIARIES . . . . . . . .  39
     SECTION 4.15   LIMITATION ON THE SALE OR ISSUANCE OF CAPITAL STOCK OF
                    RESTRICTED SUBSIDIARIES OF THE COMPANY . . . . . . . . .  40
     SECTION 4.16   OWNERSHIP AND RECOGNITION OF SUBSIDIARIES; FUTURE
                    GUARANTORS . . . . . . . . . . . . . . . . . . . . . . .  40
     SECTION 4.17   OFFER TO REPURCHASE UPON CHANGE OF CONTROL . . . . . . .  41
     SECTION 4.18   DISCHARGE OF CERTAIN PREFERRED STOCK . . . . . . . . . .  42

ARTICLE 5

                                   SUCCESSORS. . . . . . . . . . . . . . . .  42
     SECTION 5.1    LIMITATION ON MERGER OR SALE OR CONSOLIDATION. . . . . .  42
     SECTION 5.2    SUCCESSOR CORPORATION SUBSTITUTED. . . . . . . . . . . .  43

ARTICLE 6

                              DEFAULTS AND REMEDIES. . . . . . . . . . . . .  43
     SECTION 6.1    EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . .  43
     SECTION 6.2    ACCELERATION . . . . . . . . . . . . . . . . . . . . . .  45
     SECTION 6.3    OTHER REMEDIES . . . . . . . . . . . . . . . . . . . . .  45
     SECTION 6.4    WAIVER OF PAST DEFAULTS. . . . . . . . . . . . . . . . .  45
     SECTION 6.5    CONTROL BY MAJORITY. . . . . . . . . . . . . . . . . . .  46
     SECTION 6.6    LIMITATION ON SUITS. . . . . . . . . . . . . . . . . . .  46
     SECTION 6.7    RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT. . . . . .  46
     SECTION 6.8    COLLECTION SUIT BY TRUSTEE . . . . . . . . . . . . . . .  46
     SECTION 6.9    TRUSTEE MAY FILE PROOFS OF CLAIM . . . . . . . . . . . .  47
     SECTION 6.10   PRIORITIES . . . . . . . . . . . . . . . . . . . . . . .  47
     SECTION 6.11   UNDERTAKING FOR COSTS. . . . . . . . . . . . . . . . . .  48

ARTICLE 7

                                     TRUSTEE . . . . . . . . . . . . . . . .  48
     SECTION 7.1    DUTIES OF TRUSTEE. . . . . . . . . . . . . . . . . . . .  48
     SECTION 7.2    RIGHTS OF TRUSTEE. . . . . . . . . . . . . . . . . . . .  49
     SECTION 7.3    INDIVIDUAL RIGHTS OF TRUSTEE . . . . . . . . . . . . . .  50
     SECTION 7.4    TRUSTEE'S DISCLAIMER . . . . . . . . . . . . . . . . . .  50
     SECTION 7.5    NOTICE OF DEFAULT. . . . . . . . . . . . . . . . . . . .  50
     SECTION 7.6    REPORT BY TRUSTEE TO HOLDERS OF THE NOTES. . . . . . . .  50
     SECTION 7.7    COMPENSATION AND INDEMNITY . . . . . . . . . . . . . . .  51
     SECTION 7.8    REPLACEMENT OF TRUSTEE . . . . . . . . . . . . . . . . .  51
     SECTION 7.9    SUCCESSOR TRUSTEE BY MERGER, ETC . . . . . . . . . . . .  52
     SECTION 7.10   ELIGIBILITY; DISQUALIFICATION. . . . . . . . . . . . . .  52
     SECTION 7.11   PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY. .  53

ARTICLE 8

      LEGAL DEFEASANCE AND COVENANT DEFEASANCE; SATISFACTION AND DISCHARGE .  53

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     SECTION 8.1    OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT
                    DEFEASANCE . . . . . . . . . . . . . . . . . . . . . . .  53
     SECTION 8.2    LEGAL DEFEASANCE AND DISCHARGE . . . . . . . . . . . . .  53
     SECTION 8.3    COVENANT DEFEASANCE. . . . . . . . . . . . . . . . . . .  54
     SECTION 8.4    CONDITIONS TO LEGAL OR COVENANT DEFEASANCE . . . . . . .  54
     SECTION 8.5    DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN
                    TRUST; OTHER MISCELLANEOUS PROVISIONS. . . . . . . . . .  55
     SECTION 8.6    REPAYMENT TO THE COMPANY . . . . . . . . . . . . . . . .  56
     SECTION 8.7    REINSTATEMENT. . . . . . . . . . . . . . . . . . . . . .  56
     SECTION 8.8    SATISFACTION AND DISCHARGE OF INDENTURE. . . . . . . . .  56

ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER . . . . . . . . . .  57
     SECTION 9.1    WITHOUT CONSENT OF HOLDERS OF NOTES. . . . . . . . . . .  57
     SECTION 9.2    WITH CONSENT OF HOLDERS OF NOTES . . . . . . . . . . . .  58
     SECTION 9.3    COMPLIANCE WITH TRUST INDENTURE ACT. . . . . . . . . . .  59
     SECTION 9.4    REVOCATION AND EFFECT OF CONSENTS. . . . . . . . . . . .  59
     SECTION 9.5    NOTATION ON OR EXCHANGE OF NOTES . . . . . . . . . . . .  60
     SECTION 9.6    TRUSTEE TO SIGN AMENDMENT ETC. . . . . . . . . . . . . .  60

ARTICLE 10

                              SUBSIDIARY GUARANTEES. . . . . . . . . . . . .  60
     SECTION 10.1   SUBSIDIARY GUARANTEES. . . . . . . . . . . . . . . . . .  60
     SECTION 10.2   ADDITIONAL SUBSIDIARY GUARANTEES . . . . . . . . . . . .  62
     SECTION 10.3   LIMITATION OF SUBSIDIARY GUARANTORS' LIABILITY . . . . .  62
     SECTION 10.4   SUBSIDIARY GUARANTORS MAY CONSOLIDATE ETC., ON CERTAIN
                    TERMS. . . . . . . . . . . . . . . . . . . . . . . . . .  63
     SECTION 10.5   RELEASES OF SUBSIDIARY GUARANTORS. . . . . . . . . . . .  63
     SECTION 10.6   "TRUSTEE" TO INCLUDE PAYING AGENT. . . . . . . . . . . .  64
     SECTION 10.7   CONTRIBUTION . . . . . . . . . . . . . . . . . . . . . .  64
     SECTION 10.8   EXECUTION OF SUBSIDIARY GUARANTEES . . . . . . . . . . .  64

ARTICLE 11

                                  MISCELLANEOUS. . . . . . . . . . . . . . .  65
     SECTION 11.1   TRUST INDENTURE ACT CONTROLS . . . . . . . . . . . . . .  65
     SECTION 11.2   NOTICES. . . . . . . . . . . . . . . . . . . . . . . . .  65
     SECTION 11.3   COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF
                    NOTES. . . . . . . . . . . . . . . . . . . . . . . . . .  66
     SECTION 11.4   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT . . .  66
     SECTION 11.5   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. . . . . .  67
     SECTION 11.6   RULES BY TRUSTEE AND AGENTS. . . . . . . . . . . . . . .  67
     SECTION 11.7   NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES
                    AND SHAREHOLDERS . . . . . . . . . . . . . . . . . . . .  67
     SECTION 11.8   GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . .  67
     SECTION 11.9   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. . . . . .  68
     SECTION 11.10  SUCCESSORS . . . . . . . . . . . . . . . . . . . . . . .  68
     SECTION 11.11  SEVERABILITY . . . . . . . . . . . . . . . . . . . . . .  68
     SECTION 11.12  COUNTERPART ORIGINALS. . . . . . . . . . . . . . . . . .  68
     SECTION 11.13  TABLE OF CONTENTS, HEADINGS, ETC . . . . . . . . . . . .  68

     INDENTURE dated as of February ______, 1998, by and among RAM ENERGY, INC., a Delaware corporation (the "COMPANY"), the Subsidiary Guarantors (as defined herein) and UNITED STATES TRUST COMPANY OF NEW YORK, as trustee (the "TRUSTEE").

     The Company, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of one another and for the equal and ratable benefit of the Holders of the ______% Senior Notes due 2008 of the Company (the "NOTES"), without preference of any issuance of Notes under this Indenture over another:


                                   ARTICLE 1

                  DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.1    DEFINITIONS.

     "ADJUSTED CONSOLIDATED NET INCOME" of the Company for any period means the Net Income of the Company and the Subsidiary Guarantors for such period, determined in accordance with GAAP, excluding (i) the Net Income of any Unrestricted Subsidiary of the Company which is a consolidated Subsidiary of the Company for such period and (ii) the amount of the deduction from Net Income of the Company attributable to the minority interest in any Unrestricted Subsidiary of the Company which is a consolidated Subsidiary of the Company for such period.

     "ADJUSTED CONSOLIDATED NET TANGIBLE ASSETS" means (without duplication), as of the date of determination, (i) the sum of (a) discounted future net revenue from proved oil and gas reserves of the Company and the Subsidiary Guarantors calculated in accordance with Commission guidelines before any state or federal income taxes, as estimated or audited by independent petroleum engineers in one or more Reserve Reports prepared as of the end of the Company's most recently completed fiscal year as INCREASED BY, as of the date of determination, the discounted future net revenue of (A) estimated proved oil and gas reserves of the Company and the Subsidiary Guarantors attributable to any acquisition consummated since the effective date of such year-end Reserve Reports and (B) estimated oil and gas reserves of the Company and the Subsidiary Guarantors attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the effective date of such year-end Reserve Reports which, in the case of the preceding sub-clauses (A) and (B), would, in accordance with standard industry practice, result in such increases, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end Reserve Reports), and DECREASED BY, as of the date of determination, the discounted future net revenue of (C) estimated proved oil and gas reserves of the Company and the Subsidiary Guarantors produced or disposed of since the effective date of such year-end Reserve Reports and (D) reductions in the estimated oil and gas reserves of the Company and the Subsidiary Guarantors since the effective date of such year-end Reserve Reports attributable to downward revisions of estimates of proved oil and gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the effective date of such year-end Reserve Reports which would, in accordance with standard industry practice, result in such revisions, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end Reserve Reports); PROVIDED THAT, in the case of each of the determinations made pursuant to the preceding

SUB-CLAUSES (A) THROUGH (D), such increases and decreases shall be as estimated by the Company's engineers, except that if there is a Material Change and in connection with the Incurrence of Indebtedness for which the Consolidated Fixed Charge Coverage Ratio must be determined, all or any part of an increase in discounted future net revenue resulting from the matters described in the preceding SUB-CLAUSES (A) AND (B) is needed to permit the Incurrence of such Indebtedness, then the discounted future net revenue utilized for purposes of CLAUSE (I)(A) of this definition shall be confirmed in writing by independent petroleum engineers, PROVIDED FURTHER THAT, if the events referred to in the preceding SUB-CLAUSES (C) AND (D), when taken alone, would not cause a Material Change, then such written confirmation need only cover the incremental additions to discounted future net revenue resulting from the determinations made pursuant to the preceding SUB-CLAUSES
(A) AND (B) to the extent needed to permit the Incurrence of such Indebtedness, (b) the capitalized costs that are attributable to oil and gas properties of the Company and the Subsidiary Guarantors to which no proved oil and gas reserves are attributed, based on the Company's books and records as of a date no earlier than the date of the Company's latest annual or quarterly financial statements, (c) the Net Working Capital on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (d) the greater of (A) the net book value on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (B) the appraised value, as estimated by independent appraisers, of other tangible assets (including the amount of Investments in unconsolidated Subsidiaries) of the Company and the Subsidiary Guarantors, as of a date no earlier than the date of the Company's latest audited financial statements, MINUS (ii) the sum of (a) minority interests, (b) any non-current portion of gas balancing liabilities of the Company and the Subsidiary Guarantors reflected in the Company's latest annual or quarterly financial statements, (c) the discounted future net revenue, calculated in accordance with Commission guidelines (utilizing the prices utilized in the Company's year-end Reserve Reports), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and the Subsidiary Guarantors with respect to Production Payments on the schedules specified with respect thereto, (d) the discounted future net revenue, calculated in accordance with Commission guidelines (utilizing the same prices utilized in the Company's initial or year-end Reserve Reports), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties and
(e) the amount of environmental liabilities payable by the Company or any Subsidiary Guarantor. If the Company changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, Adjusted Consolidated Net Tangible Assets will continue to be calculated as if the Company was still using the full cost method of accounting.

     "AFFILIATE" means (i) any Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary of the Company or any officer, director, or employee of the Company or any Subsidiary of the Company or of such Person, (ii) the spouse, any immediate family member, or any other relative who has the same principal residence of any Person described in clause (i) above, and any Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with, such spouse, family member or other relative, and (iii) any trust in which any Person described in CLAUSE (I) OR (II) of this definition is a fiduciary or has a beneficial interest. For purposes of this definition, the term "control" means (a) the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, or (b) the beneficial ownership of 10% or more of the Voting Stock of such Person (on a fully diluted basis) or of warrants or other rights to acquire such equity (whether or not presently exercisable).

     "AGENT" means any Registrar, Paying Agent or as appointed hereunder, any co-registrar or authenticating agent.

     "ASSET SALE" means (i) any direct or indirect conveyance, sale, transfer or other disposition (including through damage or destruction for which Insurance Proceeds are paid or by condemnation), in one transaction or a series of related transactions, of any of the properties, businesses or assets of the Company or any of its Restricted Subsidiaries, whether owned on the Issue Date or thereafter acquired or (ii) any sale or other disposition by the Company of any Capital Stock of any Affiliate, Unrestricted Subsidiary or any Restricted Subsidiary of the Company. Notwithstanding the foregoing, the following will not be deemed to be an Asset Sale: (a) the conveyance, sale, lease, transfer or other disposition by any Restricted Subsidiary of the Company of any or all of its assets (upon voluntary liquidation or otherwise) to the Company; (b) the conveyance, sale, lease, transfer or other disposition by any Restricted Subsidiary of any or all of its assets (upon voluntary liquidation or otherwise) to another Restricted Subsidiary of the Company; (c) non-material dispositions of assets in the ordinary course of business; (d) Asset Sales not otherwise included by CLAUSES (a) THROUGH (c) OR (f) AND (g) of this definition, PROVIDED THAT the aggregate proceeds from all such Asset Sales do not exceed $1,000,000 in any twelve-month period; (e) the disposition of all or substantially all of the assets of (A) the Company and the Subsidiary Guarantors, taken as a whole, or (B) the Company, if such disposition is governed by the provisions of SECTION 4.17 OR 5.01; (f) a conveyance, sale, assignment, lease, license, transfer, abandonment or other disposal by the Company and the Subsidiary Guarantors of (A) damaged, worn out, unserviceable or other obsolete property in the ordinary course of business or (B) other property no longer necessary for the proper conduct of their business; and (g) the conveyance, sale, transfer or other disposition by the Company and its Restricted Subsidiaries of crude oil and natural gas production and refined products in the ordinary course of business of the Oil and Gas Business.

     "ATTRIBUTABLE INDEBTEDNESS" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP or, in the event that such rate of interest is not reasonably determinable, discounted at the rate of interest borne by the Notes) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "BANKRUPTCY CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar officer under any Bankruptcy Law.

     "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law of any jurisdiction, domestic or foreign to the United States of America or any of its states, for the relief of debtors.

     "BOARD OF DIRECTORS" means, with respect to a Person, the board of directors of such Person or if not a board of directors, a comparable governing body of such Person, or any authorized committee of such board or governing body, as applicable.

     "BOARD RESOLUTION" means, with respect to a Person, a copy of a resolution certified by (i) the secretary or an assistant secretary of such Person and (ii) the principal financial officer of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

     "BUSINESS DAY" means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York, New York are required or authorized by law or other governmental action to be closed.

     "CAPITAL EXPENDITURES" of a Person means expenditures (whether paid in cash or accrued as a liability) by such Person or any of its Subsidiaries that, in conformity with GAAP, are or would be included in "capital expenditures," "additions to property, plant, or equipment" or comparable items in the consolidated financial statements of such Person consistent with prior accounting practices.

     "CAPITAL STOCK" means, with respect to any Person, (i) any capital stock of such Person and shares, interests, participations or other ownership interests (however designated) of such Person, including without limitation, each class of common stock and preferred stock of such Person, if such Person is a corporation, (ii) each general or limited partnership interest of such Person, if such Person is a partnership, (iii) each membership or similar interest of such Person, if such Person is a limited liability company and
(iv) each other interest or participation that confers on a Person the right to receive a share of the profits or losses of, or distributions of assets of, the issuing Person, in each case, including any rights (other than debt securities convertible into any such interests), warrants or options to purchase any of the foregoing.

     "CAPITALIZED LEASE OBLIGATION" means obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

     "CARLTON" means Carlton Resources Corporation, a Delaware corporation.

     "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year, and overnight bank deposits, in each case, with any Eligible Institution, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in CLAUSES (ii) AND (iii) of this definition entered into with any Eligible Institution, (v) commercial paper rated "P-l," "A-l" or the equivalent thereof by Moody's or Standard & Poor's, respectively, and in each case maturing within 180 days after the date of acquisition, (vi) shares of money market funds, including those of the Trustee, that invest solely in United States dollars and securities of the types described in CLAUSES (i) THROUGH (v) of this definition, and (vii) demand and time deposits and certificates of deposit with an Eligible Institution or with commercial banks insured by the Federal Deposit Insurance Corporation.

     "CHANGE OF CONTROL" means the occurrence of (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any person (as such term is used in Section 13(d)(3) of the Exchange Act) other than to a Subsidiary Guarantor, (ii) the Company consolidates with or merges into another Person or any Person consolidates with, or merges into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding Voting Stock of the Company is changed into or exchanged for Voting Stock of the surviving or resulting Person that is Qualified Capital Stock and (b) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving or resulting Person immediately after such transaction, (iii) the adoption of a plan relating to the liquidation or dissolution of the Company not involving a merger or consolidation or a sale or other disposition of assets described in CLAUSE (i) of this definition, (iv) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person (as defined above), excluding the Permitted Holders, becomes the "beneficial owner" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Company's then outstanding Voting Stock; PROVIDED THAT the sale of Voting Stock of the Company to a Person or Persons acting as underwriters in connection with a firm commitment underwriting shall not constitute a Change of Control, or (v) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors (other than by action of the Permitted Holders). For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

     "COMMISSION" means the Securities and Exchange Commission.

     "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" on any date means, with respect to the Company, the ratio, on a PRO FORMA basis, of (i) the aggregate amount of EBITDA attributable to continuing operations and businesses (exclusive of the amounts attributable to operations and businesses discontinued or disposed of, on a PRO FORMA basis as if such operations and businesses were discontinued or disposed of on the first day of the Reference Period) for the Reference Period to (ii) the aggregate Consolidated Interest Expense (exclusive of amounts attributable to discontinued operations and businesses on a PRO FORMA basis as if such operations and businesses were discontinued or disposed of on the first day of the Reference Period, but only to the extent that the obligations giving rise to such Consolidated Interest Expense would no longer be obligations contributing to Consolidated Interest Expense subsequent to the date of discontinuation or disposal) during the Reference Period; PROVIDED THAT, for purposes of such computation, in calculating EBITDA and Consolidated Interest Expense, (a) the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (b) the Incurrence of any Indebtedness or issuance of Disqualified Capital Stock or the retirement of any Indebtedness or Capital Stock during the Reference Period or subsequent thereto shall be assumed to have occurred on the first day of such Reference Period, and (c) Consolidated Interest Expense attributable to any Indebtedness (whether existing or being Incurred) bearing a floating interest rate shall be computed as if the rate in effect on the date of determination had been the applicable rate for the entire period, unless the Company or any Subsidiary Guarantor is a party to a Swap Obligation (that remains in effect for the 12-month period after the date of determination) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.


     "CONSOLIDATED INTEREST EXPENSE" means, for any period, the aggregate interest expense (without duplication) during such period in respect of all Indebtedness of the Company and the Subsidiary Guarantors (including all commissions, discounts, other fees and charges owed with respect to letters of credit and banker's acceptance financing and costs associated with Swap Obligations) determined on a consolidated basis in accordance with GAAP. For purposes of this definition, (i) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and (ii) Consolidated Interest Expense attributable to any Indebtedness guaranteed by the Company or a Subsidiary

Guarantor, other than with respect to Indebtedness of the Company or a Subsidiary Guarantor, shall be deemed to be the interest expense attributable to the item guaranteed.

     "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

     "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be the address of the Trustee specified in SECTION 11.2 or such other address as to which the Trustee may give notice to the Company.

     "DEFAULT" means an event or condition, the occurrence of which is, or with the lapse of time or giving of notice or both would be, an Event of Default.

     "DEFINITIVE NOTES" means Notes that are in the form of the Note attached hereto as EXHIBIT A, excluding the paragraphs referred to in footnotes 1 and 2 thereto and the schedule referred to in footnote 3 thereto, but including the modification referred to in footnote a.

     "DEPOSITORY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in SECTION 2.3 as the Depository with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

     "DISINTERESTED DIRECTOR" means, with respect to any transaction or series of related transactions in respect of which the Board of Directors is required to deliver a Board Resolution of such Board of Directors under this Indenture, a member of such Board of Directors who does not have any material direct or indirect financial interest (other than an interest arising solely from the beneficial ownership of Capital Stock of the Company) in or with respect to such transaction or series of transactions.

     "DISQUALIFIED CAPITAL STOCK" means, with respect to any Person, any Capital Stock of such Person or its Subsidiaries that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased by such Person or its Subsidiaries, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due, on or prior to the Stated Maturity Date.


     "EBITDA" means, for any period, (i) the sum of the Adjusted Consolidated Net Income for such period, PLUS (ii) the sum, without duplication (and only to the extent such amounts are deducted from net revenues in determining such Adjusted Consolidated Net Income), of (a) the provision for federal and state income taxes for such period, (b) depreciation, depletion, and amortization for such period, (c) Consolidated Interest Expense for such period, determined on a consolidated basis for the Company and the Subsidiary Guarantors in accordance with GAAP, (d) any charge associated solely with the prepayment of any Indebtedness (PROVIDED THAT neither the Incurrence of such Indebtedness nor the making of such prepayment occurred in violation of any provision of this Indenture) and (e) any other non-cash charges.


     "ELIGIBLE INSTITUTION" means a commercial banking institution that has combined capital and surplus of not less than $500,000,000 and that is rated "A" (or higher) according to

Moody's or Standard & Poor's at the time as of which any investment or rollover therein is made.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.


     "EXCHANGE ASSETS" means assets acquired by the Company or any Subsidiary Guarantor in exchange for assets of the Company or any Subsidiary Guarantor in connection with an Asset Sale, which acquired assets include proved reserves with a value that, together with the cash or Cash Equivalents received therefor by the Company or such Subsidiary Guarantor, is equal to or greater than the value of the proved reserves included in the assets disposed of by the Company or such Subsidiary Guarantor in connection with such Asset Sale; PROVIDED, THAT (i) ownership of such assets does not violate the provisions of SECTION 4.13 and (ii) during any fiscal year, the Company and the Subsidiary Guarantors can collectively acquire assets (other than proved reserves, cash or Cash Equivalents) with a fair market value of up to $500,000 in exchange for assets of the Company and the Subsidiary Guarantors.


     "GAAP" means generally accepted accounting principles as in effect in the United States on the Issue Date applied on a basis consistent with that used in the preparation of the audited financial statements of the Company included in the Prospectus.

     "GLOBAL NOTE" means a Note that is in the form of the Note attached hereto as EXHIBIT A, including the paragraphs referred to in footnotes 1 and 2 thereto and the schedule referred to in footnote 3 thereto, but excluding, to the extent therein referenced, the text referred to in footnote a thereto.

     "GOVERNMENT SECURITIES" means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable as the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; PROVIDED, THAT (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

     The term "GUARANTEE" means, as applied to any Indebtedness or other obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such Indebtedness or other obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of all or any part of such Indebtedness or other obligation, including, without limiting the foregoing, the payment of amounts drawn down under letters of credit. When used as a verb, "GUARANTEE" has a corresponding meaning.

     "HEDGING CONTRACT" means an oil, gas or oil and gas purchase or hedging agreement, and other agreement or arrangements, in each case, that is designed to provide protection against fluctuations in the prices of oil or gas, or both.

     "HOLDER" means any Person from time to time in whose name any Note is registered on the Note Register.

     "HYDROCARBONS" means oil, natural gas, condensate, and natural gas liquids.

     "INCUR" means, with respect to any Indebtedness, to create, incur, assume, guarantee or otherwise become liable for, contingently or otherwise, any Indebtedness, and the term "INCURRENCE" when used as a noun shall have a correlative meaning. Neither the accrual of interest nor the accretion of original issue discount, nor the accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

     "INDEBTEDNESS" means, with respect to any Person, without duplication
(i) all liabilities, contingent or otherwise, of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, notes, debentures, or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any property acquired by such Person or services received by such Person, but excluding trade account payables and accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or being contested in good faith by appropriate proceedings, promptly instituted and diligently pursued, (c) evidenced by bankers' acceptances or similar instruments issued or accepted by banks or Swap Obligations, (d) for the payment of money relating to a Capitalized Lease Obligation, (e) for the Attributable Indebtedness associated with any Sale and Leaseback Transaction or (f) for Production Payments, (ii) reimbursement obligations of such Person with respect to letters of credit, (iii) all liabilities of others of the kind described in CLAUSE (i) OR (ii) of this definition that such Person has guaranteed or that is otherwise its legal liability (to the extent of such guarantee or other legal liability) other than for endorsements, with recourse, of negotiable instruments in the ordinary course of business, and
(iv) all obligations secured by a Lien (other than Permitted Liens, except to the extent the obligations secured by such Permitted Liens are otherwise included in CLAUSE (i), (ii) OR (iii) of this definition and are obligations of such Person) to which the property or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such Person are subject, regardless of whether the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability (but, if such obligations are not assumed by such Person or are not otherwise such Person's legal liability, the amount of such Indebtedness shall be deemed to be limited to the fair market value of such property or assets determined as of the end of the preceding fiscal quarter).

     "INDENTURE" means this indenture, as amended or supplemented from time to time.

     "INSURANCE PROCEEDS" means the interest in and to all proceeds (net of costs of collection, including attorneys' fees) which now or hereafter may be paid under any insurance policies now or hereafter obtained by or on behalf of the Company or any Subsidiary Guarantor in connection with any assets thereof, together with interest payable thereon and the right to collect and receive the same, including, without limitation, proceeds of casualty insurance, title insurance, business interruption insurance and any other insurance now or hereafter maintained with respect to such assets.

     "INTEREST RATE OR CURRENCY AGREEMENT" of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars, puts and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates.


     "INVESTMENT" by any Person in any other Person means (i) the acquisition (whether for cash, property, services, securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership, or other ownership interests or other securities of such other Person or any agreement to make any such acquisition, (ii) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) and (without duplication) any amount committed to be advanced, loaned or extended to such other Person, (iii) the entering into of any guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of such other Person, (iv) the entering into of any Swap Obligation with such other Person, or (v) the making of any capital contribution by such Person to such other Person.


     "INVESTMENT GRADE RATING" means with respect to any Person or issue of debt securities or preferred stock, a rating in one of the four highest letter rating categories (without regard to "+" or "-" or other modifiers) by any Rating Agency or if any such Rating Agency has ceased using letter rating categories or the four highest of such letter rating categories are not considered to represent "investment grade" ratings, then the comparable "investment grade" ratings (as designated by any such Rating Agency).

     "ISSUE DATE" means the first date on which the Notes are issued under this Indenture.

     "LIEN" means any mortgage, lien, pledge, charge, security interest, or other encumbrance of any kind, regardless of whether filed, recorded, or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

     "MATERIAL CHANGE" means an increase or decrease (excluding changes that result solely from changes in prices) of more than either (i) 10% from the end of the immediately preceding fiscal quarter in the estimated discounted future net revenue from proved oil and gas reserves of the Company and its Restricted Subsidiaries, or (ii) 20% from the end of the immediately preceding year in the estimated discounted future net revenue from proved oil and gas reserves of the Company and its Restricted Subsidiaries, in each case calculated in accordance with CLAUSE (i)(a) of the definition of "Adjusted Consolidated Net Tangible Assets"; PROVIDED, HOWEVER, that the following will be excluded from the calculation of Material Change: (a) any acquisitions of oil and gas reserves made after the end of the immediately preceding year for which the discounted future net revenues have been estimated by independent petroleum engineers since the end of the preceding year and on which a Reserve Report or Reserve Reports exist and (b) any disposition of properties existing at the beginning of the current quarter or current year, as the case may be, for purposes of CLAUSE (i) or CLAUSE (ii) of this definition, that have been disposed of in accordance with the provisions of SECTION 4.11.

     "MOODY'S" means Moody's Investors Service, Inc. and any successor to the rating agency business thereof.

     "NET CASH PROCEEDS" means an amount equal to (i) the aggregate amount of cash and Cash Equivalents received by the Company or any Restricted Subsidiary of the Company in respect of an Asset Sale, LESS (ii) the sum of
(a) all reasonable out-of-pocket fees, commissions, and other expenses incurred in connection with such Asset Sale, including the amount (estimated in good faith by the Company) of income, franchise, sales and other applicable taxes to be paid, payable or accrued by the Company or such Restricted Subsidiary (in each case as estimated in good faith by the Company without giving effect to tax attributes unrelated to such Asset Sale) in connection with such Asset Sale, and (b) the aggregate amount of cash and Cash Equivalents so received which is used to retire any then existing Indebtedness of the Company or any Subsidiary Guarantor (other than the Notes), as the case may be, which is secured by a Lien on the property which is the subject of the Asset Sale or which is required by the terms of such Indebtedness to be repaid in connection with such Asset Sale.

     "NET INCOME" of any Person for any period means the net income (loss) of such Person for such period, determined on a consolidated basis in accordance with GAAP, excluding (without duplication) (i) all extraordinary, unusual and nonrecurring gains, (ii) the net income, if positive, of any other Person, in which such Person or any of its consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a consolidated Subsidiary of such Person during such period, (iii) the net income, if positive, of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (iv) the net income, if positive, of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to such Subsidiary.

     "NET PROCEEDS" means (i) in the case of any sale by a Person of Qualified Capital Stock or other securities, the aggregate net cash proceeds received by such Person from the sale of such securities (if such Person is the Company, other than to a Restricted Subsidiary of the Company, and if such Person is not the Company, other than to any of its consolidated Subsidiaries) after payment of reasonable out-of-pocket expenses, commissions and discounts incurred in connection therewith, and (ii) in the case of any exchange, exercise, conversion or surrender of any outstanding securities or Indebtedness of such Person for or into shares of Qualified Capital Stock of such Person, the net book value of such outstanding securities as adjusted on the books of such Person or Indebtedness of such Person to the extent recorded in accordance with GAAP, in each case, on the date of such exchange, exercise, conversion or surrender (PLUS any additional amount required to be paid by the holder of such Indebtedness or securities to such Person upon such exchange, exercise, conversion or surrender and LESS (a) any and all payments made to the holders of such Indebtedness or securities and (b) all other expenses incurred by such Person in connection therewith, in each case, in so far as such payments or expenses are incident to such exchange, exercise, conversion, or surrender).

     "NET WORKING CAPITAL" of any Person means (i) all current assets of such Person and, if such Person is the Company, the Subsidiary Guarantors, and if such Person is not the Company, its Restricted Subsidiaries, MINUS (ii) all current liabilities of such Person and its consolidated Subsidiaries other than the current portion of long term Indebtedness, each item to be determined on a consolidated basis in conformity with GAAP.

     "NET WORTH" of any Person means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of such Person and, if such Person is the Company, the Subsidiary Guarantors, and if such Person is not the Company, its Restricted Subsidiaries (which balance sheet shall be as of a date not more than 90 days prior to the date of such computation), LESS any amounts included therein attributable to Disqualified Capital Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock (not otherwise deducted from stockholders' equity), and the principal amount of any promissory notes receivable from the sale of the Capital Stock of such Person or, if such Person is the Company, any of the Subsidiary Guarantor, and if such Person is not the Company, its Restricted Subsidiaries, each item to be determined in conformity with GAAP.

     "NOTE CUSTODIAN" means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.

     "NOTE REGISTER" means the register maintained by or for the Company in which the Company shall provide for the registration of the Notes and the transfer of the Notes.

     "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "OFFERING" has the meaning assigned to such term in the Prospectus.

     "OFFICER" means, with respect to any Person, its chief or principal executive officer, president, chief or principal financial officer, principal accounting officer, treasurer, secretary or any vice president of such Person.

     "OFFICERS' CERTIFICATE" means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer, principal accounting officer or principal financial officer of the Company, that meets the requirements of SECTION 11.5.

     "OIL AND GAS ASSETS" means assets and properties used in the Oil and Gas Business.


     "OIL AND GAS BUSINESS" means the business of acquiring, holding, leasing, selling, exploring and developing oil and gas assets and properties, including the exploration for, and exploitation, development, production, processing (but not refining), purchasing, marketing and transportation of, Hydrocarbons and other related oil and gas businesses.


     "OIL AND GAS SECURITIES" means the Voting Stock of a Person engaged in the Oil and Gas Business, PROVIDED THAT such Voting Stock shall constitute a majority of the Voting Stock of such Person in the event that such Voting Stock is not subject to the reporting requirements of the Exchange Act.

     "OPINION OF COUNSEL" means a written opinion of legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of SECTION
11.5.  The counsel may be an employee of or counsel to the Company.

     "OPINION OF INDEPENDENT COUNSEL" means a written opinion of legal counsel which is issued by a Person who is not an employee, director or consultant (other than non-employee legal counsel) of the Company or any of its Subsidiaries, who may be outside counsel to the Company and who shall be reasonably acceptable to the Trustee.

     "PERMITTED BANK CREDIT FACILITY" means, with respect to any Person, a term, revolving credit or letter of credit facility, or any combination of such facilities, with a commercial banking institution, the proceeds of which are used to acquire Oil and Gas Securities or Oil and Gas Assets, for working capital and other general corporate purposes, as the same may be amended, extended or refinanced from time to time.

     "PERMITTED HEDGING TRANSACTIONS" means non-speculative transactions in futures, forwards, swaps or option contracts (including both physical and financial settlement transactions) engaged in by the Company and the Subsidiary Guarantors as part of their normal business operations as a risk-management strategy or hedge against adverse changes in the prices of natural gas, feedstock or refined products which arise in the ordinary course of business of the Company and the Subsidiary Guarantors; PROVIDED, THAT such transactions do not in the case of the Company and the Subsidiary Guarantors, on a monthly basis, relate to more than 90% of their combined average net natural oil and gas production per month for the most recent 3-month period measured at the time of such transaction; PROVIDED, FURTHER, THAT, at the time of such transaction (i) the counterparty to any such transaction is an Eligible Institution or a Person that has an Investment Grade Rating or has an issue of debt securities or preferred stock outstanding with an Investment Grade Rating or (ii) such counterparty's obligation pursuant to such transaction is unconditionally guaranteed in full by, or secured by a letter of credit issued by, an Eligible Institution or a Person that has an Investment Grade Rating or that has an issue of debt securities or preferred stock outstanding with an Investment Grade Rating.


     "PERMITTED HOLDERS" means Dr. William W. Talley II, Larry E. Lee, William Stuart Price and M. Helen Bennett (or (i) their heirs, their estates or any trusts in which they or any of their immediate family members own, directly or indirectly, a beneficial interest in excess of 50% or (ii) any corporation, partnership or other legal entity in which they own, directly or indirectly, a beneficial interest in excess of 50%).

     "PERMITTED INDEBTEDNESS" means, without duplication, (i) the Indebtedness evidenced by the Original Notes or the Subsidiary Guarantees,
(ii) Indebtedness owed by any Subsidiary Guarantor to the Company or any other Subsidiary Guarantor or Indebtedness owed by the Company to any Subsidiary Guarantor; PROVIDED THAT in each case, (a) such Indebtedness is Subordinated Indebtedness, and (b) upon any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Subsidiary Guarantor ceasing to be a Subsidiary Guarantor or any other subsequent transfer of any such Indebtedness (except to the Company or a Subsidiary Guarantor), such Indebtedness shall be deemed to be Incurred and shall be treated as an Incurrence of Indebtedness for purposes of the provisions of
SECTION 4.7 at the time the Subsidiary Guarantor in question ceased to be a Subsidiary Guarantor or the time such subsequent transfer occurred, (iii) Indebtedness outstanding under a Permitted Bank Credit Facility so long as the aggregate principal amount of all Indebtedness outstanding under all Permitted Bank Credit Facilities for the Company and the Subsidiary Guarantors does not exceed $25,000,000 LESS the amount of Net Cash Proceeds from any Asset Sale applied pursuant to the provisions of SECTION 4.11 to repay or prepay such Indebtedness that results in a permanent reduction relating thereto, (iv) Swap Obligations of the Company or the Subsidiary Guarantors, (v) Indebtedness outstanding on the Issue Date (and not repaid with the proceeds of the Offering), (vi) Indebtedness owed by the Company or the Subsidiary Guarantors in an aggregate principal amount outstanding not to exceed $5,000,000 at any one time, whether of the same type as permitted by clauses (i) through (v) and (vii) of this definition or otherwise, and
(vii) Permitted Refinancing Indebtedness of the Company and the Subsidiary Guarantors.

     "PERMITTED INVESTMENT" means, when used with reference to the Company or any Subsidiary Guarantor, (i) trade credit extended to Persons in the ordinary course of business, (ii) purchases of Cash Equivalents, (iii) Investments by the Company or the Subsidiary Guarantors in Persons which are or which will, contemporaneously with the making of such Investment, become Wholly Owned Subsidiary Guarantors and are engaged in the Oil and Gas Business, (iv) Investments in Oil and Gas Assets, (v) Investments in any Person the sole consideration for which consists of Qualified Capital Stock of the Company, (vi) Interest Rate and Currency Agreements with respect to Permitted Bank Credit Facilities entered into with one or more financial institutions that are lender parties thereto in the ordinary course of business and not for purposes of speculation and that are designed to protect the Company against risks or fluctuations in interest rates related to payment obligations existing and arising under such Permitted Bank Credit Facilities and Swap Obligations, (vii) advances to officers and employees of the Company or any Subsidiary Guarantor in connection with the performance of their duties in the ordinary course of business in an amount not to exceed $250,000 in the aggregate outstanding at any time, (viii) margin deposits in connection with Permitted Hedging Transactions, (ix) Investments and expenditures made in the ordinary course of business by the Company or the Subsidiary Guarantors, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, enhanced recovery of, processing, gathering, purchasing, selling, marketing or transporting oil or gas through agreements, transactions, interests or arrangements, including arrangements which permit a Person to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including, without limitation, (a) ownership interests in Oil and Gas
Assets or gathering systems and (b) Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements with third parties; PROVIDED THAT in the case of any joint venture engaged in processing, gathering, marketing or transporting oil or gas (1) all Indebtedness of such joint venture (other than a joint venture that is an Unrestricted Subsidiary of the Company) that would not otherwise constitute Indebtedness of the Company or a Subsidiary Guarantor shall be deemed Indebtedness of such Person in proportion to its direct or indirect ownership interest in such joint venture and (2) such joint venture shall be reasonably calculated to enhance the value of the reserves of such Person or marketability of production from such reserves, (x) other Investments not in excess of $2,500,000 at any time outstanding, and (xi) loans made to officers, directors and employees of the Company or any Subsidiary Guarantor approved by the applicable Board of Directors (or by an authorized officer), the proceeds of which are used solely to purchase stock or to exercise stock options received pursuant to an employee stock option plan or other incentive plan, in a principal amount not to exceed the purchase price of such stock or the exercise price of such stock options, as applicable.


     "PERMITTED LIENS" with respect to any Person means (i) Liens imposed by governmental authorities for taxes, assessments, or other charges not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of any such Person in accordance with GAAP, (ii) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, vendors, mineral interest owners, or other like Liens arising by operation of law in the ordinary course of business PROVIDED THAT (a) the underlying obligations are not overdue for a period of more than 60 days, or (b) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of any such Person in accordance with GAAP, (iii) deposits of cash or Cash Equivalents to secure the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety bonds, performance bonds, and other obligations of a like nature incurred in the ordinary course of business (or to secure reimbursement obligations or letters of credit issued to secure such performance or other obligations), (iv) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business which, in the aggregate, are not material in amount and which do not, in any case, materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of such Person, (v) Liens securing the Notes, any Subsidiary Guarantee or any Permitted Bank Credit Facility, (vi) pledges or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, other types of social security legislation, property insurance and liability insurance, (vii) Liens on the assets of any Person existing at the time such assets are acquired by such Person, whether by merger, consolidation, purchase of assets or otherwise so long as such Liens (a) are not created, incurred or assumed in contemplation of such assets being acquired by such Person and (b) do not extend to any other assets of such Person, (viii) leases or subleases granted to others (to the extent of any such lessee's normal and customary usage rights thereunder) or obtained from others (to the extent of any such lessor's title thereunder), in either case, that do not materially interfere with the ordinary course of business of any of such Person, (ix) Liens ordinarily and customarily arising under operating agreements, and (x) any extension, renewal or replacement of the Liens created pursuant to any of CLAUSES (i) THROUGH (ix) of this definition, PROVIDED THAT such Liens would have otherwise been permitted under such clauses, and PROVIDED FURTHER THAT the Liens permitted by this clause (x) do not secure any additional Indebtedness or encumber any additional property.

     "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of a Person issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness of such Person; PROVIDED THAT (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) then outstanding of the Indebtedness for which the exchange is made or so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith), (ii) such Permitted Refinancing Indebtedness (other than Indebtedness under Permitted Bank Credit Facilities) has a final maturity date later than the final maturity date of, and has a weighted average life equal to or greater than the weighted average life of, the Indebtedness for which the exchange is made or being extended, refinanced, renewed, replaced, defeased or refunded, (iii) if the Indebtedness for which the exchange is made or being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or any Subsidiary Guarantee (as the case may be) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes or any Subsidiary Guarantee (as the case may be), on terms at least as favorable to the Holders of Notes or any Subsidiary Guarantee (as the case may be) as those contained in the documentation governing the Indebtedness for which the exchange is made or being extended, refinanced, renewed, replaced, defeased or refunded, and (iv) with respect to any such Indebtedness of the Company for which the exchange is made or being extended, refinanced, renewed, replaced, defeased or refunded, such Permitted Refinancing Indebtedness shall not be Incurred by any Subsidiary Guarantor.

     "PERSON" means any corporation, individual, joint stock company, joint venture, partnership, limited liability company, unincorporated association, governmental regulatory entity, country, state, or political subdivision thereof, trust, municipality, or other entity.

     "PREFERRED STOCK" means, with respect to any Person, any class or classes (however designated) of Capital Stock of such Person that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person over shares of Capital Stock of any other class of such Person.

     "PRODUCTION PAYMENT" means any volumetric or dollar-denominated production payment or other similar burden on the property of the Company or any Subsidiary Guarantor.


     "PROSPECTUS" means the "Prospectus" regarding the issuance of the Notes, which is included as a part of the Company's Registration Statement on Form S-1, as amended (Registration No. 333-42641), which was filed with the Commission on December 18, 1997 and declared effective by the Commission on February __, 1998.

     "PUBLIC EQUITY OFFERING" means an underwritten public offering, subsequent to the Issue Date, by a nationally recognized member of the National Association of Securities Dealers, Inc. of Qualified Capital Stock of the Company pursuant to an effective registration statement filed with the Commission pursuant to the Securities Act.

     "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified Capital Stock.

     "RATING AGENCIES" means Standard and Poor's and Moody's, or any successor to the respective rating agency businesses thereof.

     "REFERENCE PERIOD" with regard to any Person means the four full fiscal quarters of such Person ended on or immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or this Indenture.

     "RESERVE REPORT" means a report prepared by independent petroleum engineers with respect to Hydrocarbon reserves in accordance with guidelines published by the Commission.

     "RESPONSIBLE OFFICER", when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) with the direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "RESTRICTED INVESTMENT" means (i) the designation of a Subsidiary as an Unrestricted Subsidiary in the manner described in the definition of "Unrestricted Subsidiary" and (ii) any Investment other than a Permitted Investment.

     "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary of such Person.

     "SALE AND LEASEBACK TRANSACTION" means an arrangement relating to property owned on the Issue Date or thereafter acquired whereby a Person or a Subsidiary of such Person transfers such property to another Person and leases it back from such other Person.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "STANDARD AND POOR'S" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to the rating agency business thereof.

     "STATED MATURITY DATE" means February __, 2008.

     "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Company or a Subsidiary Guarantor that (i) requires no payment of principal prior to or on the Stated Maturity Date and (ii) is expressly subordinate and junior in right of payment to the Notes or the Subsidiary Guarantees, as the case may be.

     "SUBSIDIARY" with respect to any Person means, as of each relevant time,
(i) a corporation with respect to which such Person or its Subsidiaries (or any combination thereof) own or control, directly or indirectly, at least 50% of such corporation's Voting Stock, (ii) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner of such partnership and has more than 50% of the total voting power of partnership interests, or
(iii) any other Person (other than a corporation or a partnership) in which such

Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, has (a) at least a 50% ownership interest or (b) the power to elect or direct the election of the directors or other governing body of such other Person.

     "SUBSIDIARY GUARANTEE" means any guarantee of the Notes by any Subsidiary Guarantor pursuant to the provisions of this Indenture.

     "SUBSIDIARY GUARANTORS" means (i) RB Operating Company, a Delaware corporation, (ii) RLP Gulf States, L.L.C., an Oklahoma limited liability company, and (iii) each other Person that guarantees the payment and performance of the Notes in accordance with the provisions of this Indenture, in each case, until any such Person shall be released and relieved of its obligations as a Subsidiary Guarantor pursuant to the provisions of this Indenture.

     "SWAP OBLIGATION" of any Person means any Interest Rate or Currency Agreement or Hedging Contract entered into with one or more financial institutions or one or more futures exchanges in the ordinary course of business and not for purposes of speculation that is designed to protect such Person against risks or fluctuations that arise in the ordinary course of business of the Company and the Subsidiary Guarantors in (i) interest rates related to payment obligations on Indebtedness (other than Permitted Indebtedness) permitted to be Incurred pursuant to the provisions of SECTION 4.7(a) and which shall have a notional amount no greater than 100% of the principal amount of such Indebtedness being hedged thereby, (ii) currency exchange rate fluctuations related to the payment obligations on Indebtedness (other than Permitted Indebtedness) permitted to be Incurred pursuant to the provisions of
SECTION 4.7(a) or to the foreign currency cash flows reasonably expected to be generated by the Company and the Subsidiary Guarantors and the notional principal amount of such currency exchange obligations does not exceed the amount of such foreign currency cash flows to which they relate, or (iii) fluctuations in oil and gas prices.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in SECTION 9.3; PROVIDED, HOWEVER, that, in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by such amendments, the Trust Indenture Act of 1939 as so amended.

     "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "UNRESTRICTED NON-RECOURSE INDEBTEDNESS" of any Unrestricted Subsidiary means (i) Indebtedness of such Person that is secured solely (other than with respect to clause (ii) below) by a Lien upon the stock of an Unrestricted Subsidiary of such Person and as to which there is no recourse (other than with respect to clause (ii) below) against such Person or any of its assets other than against such stock (and the dollar amount of any Indebtedness of such Person as described in this clause (i) shall be deemed to be zero for purposes of all other provisions of this Indenture) and (ii) guarantees of the Indebtedness of Unrestricted Subsidiaries of such Person.

     "UNRESTRICTED SUBSIDIARY" means, in respect of any Person, any other Person ("Other Person") that would, but for this definition of "Unrestricted Subsidiary", be a Restricted Subsidiary of such Person organized or acquired after the Issue Date as to which all of the following conditions apply:
(i) neither such Person nor any of its other Subsidiaries provides, or is obligated to provide, any credit support of any Indebtedness, or other financial support, of such Other Person (including any undertaking, agreement or instrument evidencing such

Indebtedness or maintenance or preservation of such Other Person's financial condition or to cause such Other Person to achieve any specified levels of operating results); (ii) such Other Person is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness and does not own any Capital Stock of, or own or hold any Lien on any property of, such Person or any of its other Restricted Subsidiaries; (iii) neither such Person nor any of its Restricted Subsidiaries has made an Investment in such Other Person unless such Investment was permitted by the provisions of SECTION 4.8, and neither such Person nor any of its Restricted Subsidiaries has any obligations to make any Investment in such Other Person; (iv) such Other Person, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate or own, directly or indirectly, any significant portion of the assets or business of such Person and its other Subsidiaries; and (v) the Board of Directors of such Person, as provided below, shall have designated such Other Person to be an Unrestricted Subsidiary on or prior to the date of organization or acquisition of such Other Person. Any such designation by the Board of Directors of such Person shall be evidenced to the Trustee by delivering to the Trustee a Board Resolution thereof giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions and was permitted by the provision of
SECTION 4.8.

     "UNRESTRICTED SUBSIDIARY INDEBTEDNESS" means, as to any Unrestricted Subsidiary of any Person, Indebtedness of such Unrestricted Subsidiary (i) as to which neither such Person nor any Subsidiary of such Person (a) is directly or indirectly liable (by virtue of such Person or any such Subsidiary being the primary obligor on, guarantor of, general partner of, or otherwise liable in any respect to, such Indebtedness), or (b) constitutes a lender, (ii) no default with respect to which would permit any holder of any Indebtedness of such Person or any Subsidiary of such Person to declare a default on such Indebtedness of such Person or any Subsidiary of such Person or cause the payment thereof to be accelerated or payable prior to its stated maturity, and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of such Person or any of its Subsidiaries.

     "VOTING STOCK" means Capital Stock of a Person entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers, trustees or similar Persons of such Person.

     "WHOLLY OWNED SUBSIDIARY" means any Subsidiary to the extent (i) all of the Capital Stock or other ownership interests in such Subsidiary, other than any directors' qualifying shares mandated by applicable law and redeemable preferred stock of Carlton (as referred in Section 4.8(b)(4)) which is outstanding on the Issue Date but is fully and finally redeemed and discharged no later than as provided in Sections 4.8(b)(4) and 4.18, is owned directly or indirectly by the Company or (ii) such Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction or another foreign jurisdiction in order for such Subsidiary to transact business in such foreign jurisdiction, PROVIDED THAT the Company, directly or indirectly, owns the remaining Capital Stock or ownership interests in such Subsidiary and, by contract or otherwise, controls the management and business of such Subsidiary and derives the economic benefits of ownership of such Subsidiary to substantially the same extent as if such Subsidiary were a wholly owned Subsidiary.

     "WHOLLY OWNED SUBSIDIARY GUARANTOR" means any Subsidiary Guarantor to the extent (i) all of the Capital Stock or other ownership interests in such Subsidiary Guarantor, other than any directors' qualifying shares mandated by applicable law and redeemable preferred stock of Carlton (as referred in Section 4.8(b)(4)) which is outstanding on the Issue Date but is fully and finally redeemed and discharged no later than as provided in Sections 4.8(b)(4) and 4.18, is owned directly or indirectly by the Company or (ii) such Subsidiary Guarantor is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such jurisdiction or individual or corporate citizens of such foreign jurisdiction or another foreign jurisdiction in order for such Subsidiary

Guarantor to transact business in such foreign jurisdiction, PROVIDED THAT the Company, directly or indirectly, owns the remaining Capital Stock or ownership interests in such Subsidiary Guarantor and, by contract or otherwise, controls the management and business of such Subsidiary Guarantor and derives the economic benefits of ownership of such Subsidiary Guarantor to substantially the same extent as if such Subsidiary Guarantor were a Wholly Owned Subsidiary of the Company.

SECTION 1.2    OTHER DEFINITIONS.

                                                    Defined in
     Term                                             Section
     ----                                           ----------
     "ADJUSTED NET ASSETS"...........................  10.7
     "AGENT MEMBERS".................................   2.1
     "BENEFITTED PARTY"..............................  10.1
     "CHANGE OF CONTROL OFFER".......................   4.17
     "CHANGE OF CONTROL PAYMENT DATE"................   4.17
     "CHANGE OF CONTROL PURCHASE PRICE"..............   4.17
     "COVENANT DEFEASANCE"...........................   8.3
     "DTC"...........................................   2.3
     "EVENT OF DEFAULT"..............................   6.1
     "EXCESS CASH"...................................   4.11
     "EXCESS CASH ACCEPTANCE AMOUNT..................   4.11
     "EXCESS CASH OFFER".............................   4.11
     "EXCESS CASH OFFER AMOUNT"......................   4.11
     "EXCESS CASH OFFER PRICE".......................   4.11
     "EXCESS CASH OFFER TRIGGER DATE"................   4.11
     "EXCESS CASH PURCHASE DATE".....................   4.11
     "FUNDING GUARANTOR".............................  10.7
     "INTEREST PAYMENT DATE".........................  Exhibit A
     "LEGAL DEFEASANCE"..............................   8.2
     "OFFER PERIOD"..................................   3.9
     "ORIGINAL NOTES"................................   2.2
     "PAYING AGENT"..................................   2.3
     "REGISTRAR".....................................   2.3
     "RESTRICTED PAYMENT"............................   4.8
     "SUBSIDIARY GUARANTEE"..........................  10.1


SECTION 1.3  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "INDENTURE SECURITIES" means the Notes and the Subsidiary Guarantees;

     "INDENTURE SECURITY HOLDER" means a Holder of a Note;

     "INDENTURE TO BE QUALIFIED" means this Indenture;

     "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee;

     "OBLIGOR" on the Notes means the Company, any Subsidiary Guarantor and any successor obligor upon the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.4    RULES OF CONSTRUCTION.

     Unless the context otherwise requires:

               (i)  a term has the meaning assigned to it;

              (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

             (iii) "OR" is not exclusive, and "INCLUDING" means "including without limitation", "including but not limited to" or words of similar import;


              (iv) words in the singular include the plural, and in the plural include the singular;

               (v) the words "HEREIN", "HEREOF" and "HEREUNDER" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

              (vi) all references herein to particular Articles, Sections, clauses or subclauses of Sections and Exhibits refer to this Indenture unless expressly otherwise as indicated;

              (vii)   provisions apply to successive events and transactions;
     and

             (viii) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.


                                    ARTICLE 2

                                    THE NOTES

SECTION 2.1    FORM AND DATING.

     (a) GENERAL. The Notes, the notation thereon relating to the Subsidiary Guarantees and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT A. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be issued in fully-registered form, without coupon, in minimum


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denominations of $1,000 and integral multiples thereof, and shall be dated the date of its authentication.

     All Notes issued pursuant to this Indenture shall be considered collectively to be a single class for all purposes of this Indenture, including, waivers, amendments, redemptions and offers to purchase.

     The terms and provisions contained in the form of the Notes and the notation thereon relating to the Subsidiary Guarantees annexed hereto as EXHIBIT A and the Subsidiary Guarantees shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     (b)  GLOBAL NOTES.

          (i) GENERALLY. The Notes initially offered and sold pursuant to the Prospectus shall be issued in the form of one or more permanent global notes and shall be substantially in the form of EXHIBIT A (including the text referred to in footnotes 1 and 2 thereto and the schedule referred to in footnote 3 thereto, but excluding, to the extent therein referenced, the text referred to in footnote a thereto). Each Global Note shall be deposited on behalf of the purchasers of the Notes represented thereby with, or on behalf of, the Depository, registered in the name of the Depository or its designated nominee, duly executed by the Company and authenticated by the Trustee as herein provided. Each Global Note shall represent such of the outstanding Notes as shall be specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased, subject to the limitation set forth in SECTION 2.2, or decreased, by adjustments made on the records of the Trustee and the Depository or its nominee as herein provided. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by SECTION 2.6. The Notes shall remain in the form of Global Notes until the occurrence of either of the events specified in CLAUSE
(y) OR (z) of SECTION 2.6(b)(ii) and the completion of the cancellation and reissuance procedures therein provided.

          (ii) BOOK-ENTRY PROVISIONS. The Company shall execute and the Trustee shall, in accordance with SECTION 2.2, authenticate and deliver each Global Note that shall be (i) registered in the name of the Depository or its nominee and
(ii) delivered by the Trustee to the Depository or pursuant to the Depository's instructions or held by the Trustee as Note Custodian for the Depository. With respect to the Notes that are represented by a Global Note, the Company authorizes the execution and delivery by the Trustee of a letter of representation or other similar agreement or instrument in the form customarily provided by the Depository appointed with respect to such Global Note.

     Members of, or participants in, the Depository ("AGENT MEMBERS") shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depository (or its nominee), or the Note Custodian as its custodian, or under such Global Note, and the Depository may be treated by the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company, the Subsidiary Guarantors or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever, including the Person (i) through whom all rights of ownership may be exercised, (ii) to whom all notices are required to be made, and (iii) entitled to receive payments from or at the direction of the Company with respect to the Notes. Notwithstanding the foregoing, (y) the registered Holder of a Global


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Note may grant proxies and otherwise authorize any Person, including Agent
Members and Persons that may hold interests through Agent Members, to take action that a Holder is entitled to take under this Indenture or the Notes and (z) nothing herein shall prevent the Company, the Subsidiary Guarantors, the Trustee or any agent of the Company, the Subsidiary Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or shall impair, as between the Depository and its Agent Members, the operation of customary practices and procedures of such Depository governing the exercise of the rights of an owner of a beneficial interest of any Note.

     (c) DEFINITIVE NOTES. Notes shall be issued in definitive form upon either of the occurrences specified in CLAUSE (y) OR (z) of SECTION 2.6(b)(II), and when so issued, shall be substantially in the form of EXHIBIT A (including the modification provided for in footnote a thereto, but excluding the text referred to in footnotes 1 and 2 thereto and the schedule referred to in footnote 3 thereto) and executed, authenticated and delivered as provided for in, or referred to by, SECTION 2.6(b)(II).

SECTION 2.2    EXECUTION AND AUTHENTICATION.

     One Officer shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid. Each Subsidiary Guarantor shall execute its Subsidiary Guarantee in the manner set forth in SECTION 10.8.

     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in EXHIBIT A.

     The Trustee shall authenticate (i) the Notes for original issue on the Issue Date in the aggregate principal amount of $115,000,000 (the "ORIGINAL NOTES") and (ii) additional Notes for original issue from time to time after the Issue Date in such principal amount as may be set forth in a written order of the Company delivered to the Trustee, which written order shall specify (a) the amount of Notes to be authenticated and the date of original issue thereof and
(b) the amount of Notes to be issued in global form or definitive form. The aggregate principal amount of Notes outstanding at any time may not exceed $115,000,000 PLUS such additional principal amounts as may be issued and authenticated pursuant to CLAUSE (ii) of this paragraph, except as provided in
SECTION 2.8.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

     At any time and from time to time after the execution of this Indenture, the Trustee or an authenticating agent shall upon receipt of a written order of the Company signed by two Officers or by an Officer and either an assistant secretary or an assistant treasurer of the Company authenticate for original issue Notes in the aggregate principal amount specified in such order; PROVIDED THAT the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Notes. Such order shall specify the amount of Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and the aggregate principal amount of Notes then authorized.


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SECTION 2.3  REGISTRAR AND PAYING AGENT; DEPOSITORY APPOINTMENT.

     The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "REGISTRAR" includes any co-registrar and the term "PAYING AGENT" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any domestically incorporated Wholly Owned Subsidiary Guarantor may act as Paying Agent, Registrar or co-registrar. The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture.

     The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

     The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes.

SECTION 2.4  PAYING AGENT TO HOLD MONEY IN TRUST.

     The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, of premium, if any, or interest on the Notes and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon payment over to the Trustee and upon accounting for all funds disbursed, the Paying Agent (if other than the Company or a Subsidiary thereof) shall have no further liability for the money. If the Company or a Subsidiary thereof acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes. Each Paying Agent shall otherwise comply with TIA Section 317(b).

SECTION 2.5  HOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, and the Company shall otherwise comply with TIA Section 312(a).


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SECTION 2.6  TRANSFER AND EXCHANGE.

     (a) TRANSFER AND EXCHANGE NOTES - GENERALLY. When a Note is presented by a Holder to the Registrar or co-registrar with a request:

               (y)  to register the transfer of the Note; or

               (z) to exchange such Note for an equal principal amount of Notes of other authorized denominations,

the Registrar or a co-registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; PROVIDED, HOWEVER, that each Note presented or surrendered for register of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar or a co-registrar duly executed by such Holder or by its attorney, duly authorized in writing.

     To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or a co-registrar's request and upon surrender and submission of the applicable Note or
Notes.    No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to SECTIONS 3.7, 3.9, 4.11, 4.17 and
9.5).   Neither the Registrar nor a co-registrar shall be required to register the transfer or exchange of (i) any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (ii) any Note the transfer of which is not required by the Company pursuant to this
SECTION 2.6(a). All Notes issued upon any registration of transfer or exchange pursuant to the applicable terms of this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

     The Company shall not be required:

                    (w) to issue, to register the transfer or exchange of, or to exchange, Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under SECTION 3.2 or repurchase under SECTION 3.9, 4.11 OR 4.17, and ending at the close of business on the day of selection;

                    (x) to register the transfer or exchange of or to exchange any Note so selected for redemption or repurchase in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or repurchased in part;

                    (y) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date; or

                    (z) to register the transfer of or to exchange a Note other than in amounts of $1,000 or integral multiples thereof.

     Prior to due presentment for the registration of a transfer or exchange of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of


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principal of and premium (if any) and interest on such Note and for all other purposes whatsoever (whether or not the Note is overdue), and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

     (b)  TRANSFER AND EXCHANGE OF GLOBAL NOTES.

          (i)  GENERALLY.  Notwithstanding anything to the contrary contained in
SECTION 2.6(a), transfers of Global Notes shall be limited to transfers thereof in whole, but not in part, and may be transferred as a whole only by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository; PROVIDED, that each such transfer is effected through the Depository, its applicable rules and procedures and otherwise in accordance with this Indenture. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with this Indenture and the rules and procedures of the Depository that apply to such transfer or exchange.

          (ii) EXCHANGE OF GLOBAL NOTES FOR DEFINITIVE NOTES; AUTHENTICATION OF DEFINITIVE NOTES. Definitive Notes shall be transferred to all beneficial owners of Global Notes in exchange for their beneficial interest in such Global Notes IF, AND ONLY IF, either (y) the Company notifies the Trustee in writing that the Depository has notified it that the Depository is unwilling or unable to continue as Depository for the Global Notes and a qualified successor Depository for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or (z) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture. Then, upon surrender of the Global Notes by the Depository or on behalf of the Depository by its nominee or the Note Custodian, the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with SECTION 2.2, authenticate and deliver, Definitive Notes to the Persons that the Depository and, if applicable, its nominee identify as being the owners of the respective beneficial interests in the Global Notes, in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes. Neither the Company nor the Trustee will be liable for any delay by the Holder of a Global Note or the Depository or any Agent Member in identifying the beneficial owners of the Notes, and the Company and the Trustee may rely on, and will be protected in relying on, instructions from, or pursuant to proxies or similar instruments granted by, the Holder of a Global Note or the Depository for all such purposes.

          (iii) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or canceled, all Global Notes shall be surrendered to or retained and cancelled by the Trustee in accordance with
SECTION 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly by adjustments made on the records of the Trustee and the Depository and further reflected by an endorsement made on a schedule to such Global Note by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

SECTION 2.7    REPLACEMENT NOTES.

     If any mutilated Note is surrendered to the Trustee or the Company, and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by


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

the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.8    OUTSTANDING NOTES.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those redeemed, those repurchased pursuant to SECTION 3.9, 4.11 OR 4.17, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding. Except as set forth in SECTION 2.9, a Note does not cease to be outstanding because the Company, any of the Subsidiary Guarantors or any Affiliate of the Company or any of the Subsidiary Guarantors holds the Note.

     If a Note is replaced pursuant to SECTION 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

     If the principal amount of any Note is considered paid under SECTION 4.1 and the Paying Agent is not prohibited from paying such money to the Holders on the date due for the payment of such money, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9    TREASURY NOTES.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any of the Subsidiary Guarantors or any Affiliate of the Company or any of the Subsidiary Guarantors, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes as to which either (i) a Responsible Officer actually knows are so owned, or
(ii) written notice of such ownership has been given to the Trustee by the Company, the Depository or the Registrar, shall be so disregarded.

SECTION 2.10   TEMPORARY NOTES.

     Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers thereof. Temporary Notes shall be substantially in the form of Global Notes or Definitive Notes, as applicable, but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes or the Global Note, as applicable, in exchange for temporary Notes.

     Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.


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

SECTION 2.11  CANCELLATION.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, redemption, repurchase, replacement or cancellation and shall destroy (subject to record retention requirements of the Exchange Act) such cancelled Notes. The Trustee shall provide a certificate of destruction to the Company from time to time, at the written request of the Company. The Company may not issue new Notes to replace Notes that it has redeemed, repurchased, paid or that have been delivered to the Trustee for cancellation. If the Company or any Subsidiary Guarantor shall acquire any of the Notes (other than pursuant to SECTION 3.9, 4.11 OR 4.17), such acquisition shall not operate as a redemption, repurchase or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this SECTION 2.11.

SECTION 2.12  DEFAULTED INTEREST.

     If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in SECTION 4.1. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13  CUSIP NUMBERS.

     The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption or repurchase (as applicable) as a convenience to Holders; PROVIDED THAT any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase (as applicable) and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or repurchase (as applicable) shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.









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                                    ARTICLE 3

                            REDEMPTION AND PREPAYMENT

SECTION 3.1   NOTICES TO TRUSTEE.

     If the Company elects to redeem Notes pursuant to the optional redemption provisions of SECTION 3.7, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.2   SELECTION OF NOTES TO BE REDEEMED.

     If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a PRO RATA basis, by lot or in accordance with any other method the Trustee considers fair and appropriate; PROVIDED THAT no Note of $1,000 or less will be redeemed in part. In the event that less than all of the Notes are to be redeemed by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

     The provisions of the two preceding paragraphs of this SECTION 3.2 shall not apply with respect to any redemption affecting only a Global Note, whether such Global Note is to be redeemed in whole or in part. In case of any such redemption in part, the unredeemed portion of the principal amount of the Global Note shall be in an authorized denomination.

SECTION 3.3   NOTICE OF REDEMPTION.

     Subject to the provisions of SECTION 3.9, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. Failure to receive such notice or any defect in the notice to any such Holder shall not affect the validity of the proceedings for the redemption of any other Notes or portion thereof.

     The notice shall identify the Notes to be redeemed (including CUSIP number) and shall state:

               (i)   the redemption date;

               (ii)  the redemption price;


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

               (iii) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

               (iv)   the name and address of the Paying Agent;

               (v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

               (vi) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

               (vii) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

               (viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

     If any of the Notes to be redeemed is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to redemption.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee, at least 45 days (unless the Trustee and the Company agree to a shorter period) prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.4   EFFECT OF NOTICE OF REDEMPTION.

     Once notice of redemption is mailed in accordance with SECTION 3.3, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.5   DEPOSIT OF REDEMPTION PRICE.

     On or prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in SECTION 2.4) money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

     If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the


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

failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Note and in
SECTION 4.1.

SECTION 3.6   NOTES REDEEMED IN PART.

     Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.7   OPTIONAL REDEMPTION.

     (a) The Notes will not be redeemable at the Company's option prior to ________ ____, 2003. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' written notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the 12-month period beginning on ________ ____ of the years indicated below:

     YEAR                                            PERCENTAGE

     2003                                             ________%
     2004                                             ________%
     2005                                             ________%
     2006 and thereafter                              100.0000%

     (b) Notwithstanding the foregoing, at any time on or prior to ________ ____, 2001, the Company may redeem up to an aggregate of 35% of the aggregate principal amount of Notes originally issued, in cash, at a redemption price of _______% of the principal amount thereof, together with accrued and unpaid interest thereon to the redemption date, with the net proceeds of a Public Equity Offering; PROVIDED that (i) at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after the occurrence of each such redemption and (ii) each such redemption shall occur within 60 days of the date of the closing of each such Public Equity Offering.

     (c) Any redemption pursuant to this SECTION 3.7 shall be made pursuant to the provisions of SECTIONS 3.1 THROUGH 3.6.

SECTION 3.8   MANDATORY REDEMPTION.

     Except as set forth under SECTIONS 4.11 AND 4.17, the Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

SECTION 3.9    OFFER TO PURCHASE BY APPLICATION OF EXCESS CASH.

     (a) In the event that, pursuant to SECTION 4.11, the Company shall be required to commence an Excess Cash Offer, it shall follow the procedures specified below.

          (i) The Excess Cash Offer shall be made to all Holders and shall remain open for a period of at least 20 Business Days following its commencement and no longer than 30 Business Days thereafter, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD").

          (ii) If the Excess Cash Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest thereon, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Excess Cash Offer.

          (iii) Within 10 days following any Excess Cash Offer Trigger Date, the Company shall send, by first class mail, a notice to each of the Holders at such Holder's registered address, with a copy to the Trustee. The notice, which shall govern the terms of the Excess Cash Offer, shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Excess Cash Offer, and shall state:

                    (A) that the Excess Cash Offer Trigger Date has occurred pursuant to SECTION 4.11 and that the Company is offering to purchase Notes in the aggregate principal amount of the Excess Cash Offer Amount, in cash, at the corresponding Excess Cash Offer Price, together with accrued and unpaid interest thereon, if any, to the Excess Cash Purchase Date, which shall be a Business Day that is not earlier than 30 days nor later than 60 days from the date such notice is mailed;

                    (B) the amount of accrued and unpaid interest, if any, as of the Excess Cash Offer Purchase Date;

                    (C) that any Note subject to the Excess Cash Offer not tendered shall continue to accrue interest;

                    (D) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Excess Cash Offer, any such Notes accepted for payment pursuant to the Excess Cash Offer shall cease to accrue interest after the Excess Cash Offer Purchase Date;

                    (E) that Holders electing to have a Note purchased pursuant to an Excess Cash Offer may only elect to have all of such Note purchased (subject to the provisions of SECTION 3.9(a)(iii)(H)) and may not elect to have only a portion of such Note purchased;

                    (F) that Holders electing to have a Note purchased pursuant to any Excess Cash Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed to the Company or a Paying Agent at the address specified in the notice at least three Business Days before the Excess Cash Purchase Date;

                    (G) any Holder shall be entitled to withdraw its election if the Company or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;

                    (H) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Excess Cash Offer Amount or less than all of the Notes tendered pursuant to the Excess Cash Offer are accepted for payment by the Company for any reason consistent with this Indenture, the Trustee shall select the Notes to be purchased in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a PRO RATA basis, by lot or by such method as the Trustee deems fair and appropriate; PROVIDED that Notes accepted for payment in part will only be purchased in integral multiples of $1,000; and

                    (I) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

     If any of the Notes subject to an Excess Cash Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to repurchases.

     (b) On or before an Excess Cash Purchase Date, the Company shall comply with each of the matters set forth in CLAUSES (i) THROUGH (iii) of
SECTION 4.11(f). The Paying Agent shall promptly mail to Holders of Notes so accepted payment in an amount equal to the Excess Cash Offer Price, plus accrued and unpaid interest thereon to the Excess Cash Purchase Date. The Trustee shall promptly cancel all Notes accepted by the Company pursuant to the Excess Cash Offer and authenticate and mail to the Holders of Notes so accepted new Notes equal to the principal amount of any unpurchased portion of the Notes surrendered. Any Notes not so accepted shall be promptly mailed by the Company to the Holders thereof.

     (c) Other than as specifically provided in this SECTION 3.9, any purchase pursuant to this SECTION 3.9 shall be made pursuant to the provisions of SECTIONS 3.1 THROUGH 3.6.


                                    ARTICLE 4

                                    COVENANTS

SECTION 4.1   PAYMENT OF NOTES.

     The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary Guarantor, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate that is 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.2   MAINTENANCE OF OFFICE OR AGENCY.

     The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented for payment, surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.
The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with SECTION 2.3.

SECTION 4.3   REPORTS.

     (a) Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall furnish to the Trustee and the Holders of Notes (i) either the actual Forms 10-Q and 10-K filed with the Commission within 15 days following the filing thereof, or all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the consolidated financial condition and results of operations of the Company and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, in each case, within 15 days following the date such filing would be required to be filed with the Commission, and (ii) either any actual Form 8-K filed with the Commission within 15 days following the filing thereof, or all information that would be required to be contained in a filing with the Commission on Form 8-K if the Company were required to file such Form, in each case, within 15 days following the date such filing would be required to be filed with the Commission. In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA Section 314(a).

     (b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company' compliance with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.4   COMPLIANCE CERTIFICATE.

     (a) The Company and each Subsidiary Guarantor shall deliver to the Trustee, together with, and at the same time as the delivery of, the filings, reports and information referred to in SECTION 4.3(a)(i), an Officers' Certificate stating that a review of the activities of the Company, the Subsidiary Guarantors and their respective Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Company and the Subsidiary Guarantors has kept, observed, performed and fulfilled its covenants and obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, each of the Company and the Subsidiary Guarantors has kept, observed, performed and fulfilled each and every covenant and obligation contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred and is continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each of the Company and the Subsidiary Guarantors (as applicable) is taking or proposes to take with respect thereto) and that to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of or premium, if any, or interest on the Notes are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. In addition, the Company shall notify the Trustee of each change in the composition of the Board of Directors of the Company and each of the Subsidiary Guarantors and of each amendment to the charter or bylaws of the Company or each of the Subsidiary Guarantors, in each case, such notification being made in writing to the Trustee promptly following the occurrence of each such change in composition or amendment.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to SECTION 4.3 shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of
ARTICLE 4 or ARTICLE 5 or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.5   TAXES; CORPORATE EXISTENCE.

     (a) The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

     (b) Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and subject to Article 10 hereof, the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to preserve the existence of any of its Restricted Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and foreseeably will not be, adverse to the payment and performance of the obligations under the Notes and otherwise under this Indenture.

SECTION 4.6   STAY, EXTENSION AND USURY LAWS.

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.7 LIMITATION ON INCURRENCES OF ADDITIONAL INDEBTEDNESS AND ISSUANCES OF DISQUALIFIED CAPITAL STOCK.

     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness or issue any Disqualified Capital Stock, except that the Company or a Subsidiary Guarantor may Incur Indebtedness and the Company may issue shares of Disqualified Capital Stock if, on a PRO FORMA basis, after giving effect to such Incurrence or issuance, as the case may be, and the application of the proceeds therefrom, all of the following tests have been satisfied:

          (i) the Consolidated Fixed Charge Coverage Ratio for the Company's Reference Period for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Capital Stock is issued would have been (A) at least 2.0 to 1.0 if such additional Indebtedness is Incurred or such Disqualified Capital Stock is issued during the period commencing on the Issue Date and ending on December 31, 1998 or (B) at least 2.5 to 1.0 if such additional Indebtedness is Incurred or such Disqualified Capital Stock is issued at any time thereafter;

          (ii) no Default or Event of Default shall have occurred and be continuing at the time such additional Indebtedness is Incurred or such Disqualified Capital Stock is issued or would occur as the result of such Incurrence of such additional Indebtedness or the issuance of such Disqualified Capital Stock; and

          (iii) the Company's Adjusted Consolidated Net Tangible Assets as of the last day of the applicable Reference Period are equal to or greater than 150% of the consolidated Indebtedness of the Company and the Subsidiary Guarantors.

     (b) Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Indebtedness, the Company and any Subsidiary Guarantor may Incur Permitted Indebtedness.

     (c) Any Indebtedness Incurred or Disqualified Capital Stock issued by any Person that is not a Subsidiary of the Company or a Restricted Subsidiary of the Company, which Indebtedness or Disqualified Capital Stock is outstanding at the time such Person becomes a Restricted Subsidiary of, or is merged into, or consolidated with the Company or such Restricted Subsidiary, as the case may be, shall be deemed to have been Incurred or issued, as the case may be, at the time such Person becomes a Restricted Subsidiary of, or is merged into, or consolidated with the Company or a Subsidiary Guarantor; provided, any Indebtedness of Carlton and its Subsidiaries outstanding on the Issue Date shall be deemed Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date.


SECTION 4.8   LIMITATION ON RESTRICTED PAYMENTS.

     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend on, or make any other distribution to holders of, any shares of Capital Stock of the Company or any Restricted Subsidiary of the Company (other than dividends or distributions payable solely in shares of Qualified Capital Stock of the Company or any Restricted Subsidiary of the Company or dividends or distributions payable to the Company or any Wholly Owned Subsidiary Guarantor or warrants, rights or options to acquire Qualified Capital Stock of the Company or any Restricted

Subsidiary of the Company), (ii) purchase, redeem or otherwise acquire or retire for value any such shares of Capital Stock of the Company or any Affiliate (other than any Capital Stock owned by the Company or any of its Wholly Owned Subsidiary Guarantors), or any options, warrants or other rights to acquire such Capital Stock, (iii) make any principal payment on or repurchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, or (iv) make any Restricted Investment (such payments or other actions described in clauses (i) through (iv) being collectively referred to as a "RESTRICTED PAYMENT"), unless at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the amount determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution, a copy of which Board Resolution shall be delivered to the Trustee),

          (1) no Default or Event of Default shall have occurred and be continuing,

          (2) the Company could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in accordance with the provisions of
     SECTION 4.7(a), and

          (3) the aggregate amount of all Restricted Payments declared or made after the Issue Date shall not exceed the sum (without duplication) of the following:

               (A) 50% of the Adjusted Consolidated Net Income of the Company accrued on a cumulative basis during the period commencing with the first full quarter after the Issue Date and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment (or if Adjusted Consolidated Net Income is a loss, MINUS 100% of such loss), PLUS

               (B) the aggregate Net Proceeds received after the Issue Date by the Company from the issuance or sale (other than with respect to the Offering and other than to any Restricted Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such shares of Qualified Capital Stock of the Company, PLUS

               (C) the aggregate Net Proceeds received after the Issue Date by the Company (other than from any Restricted Subsidiary of the Company) upon the exercise of any options, warrants or rights to purchase shares of Qualified Capital Stock of the Company, PLUS

               (D) the aggregate Net Proceeds received after the Issue Date by the Company from the issuance or sale (other than to any Restricted Subsidiary of the Company) of Indebtedness or shares of Disqualified Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Company, together with the aggregate cash received by the Company at the time of such conversion or exchange, MINUS

               (E) the amount of any write-downs or writeoffs, other negative revaluations, and other negative extraordinary charges not otherwise reflected in Adjusted Consolidated Net Income of the Company during such period.

     (b) Notwithstanding SECTION 4.8(a), the Company and the Subsidiary Guarantors may take the following actions so long as (in the case of CLAUSES
(2) AND (3) immediately below) no Default or Event of Default shall have occurred and be continuing:

          (1) the payment of any dividend on Capital Stock of the Company or any Subsidiary Guarantor within 60 days after the date of declaration thereof, if at such declaration date such declaration complied with the provisions of SECTION 4.8(a) above;

          (2) the repurchase, redemption or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Subsidiary Guarantor, in exchange for, or out of the aggregate Net Proceeds from, a substantially concurrent issue and sale (other than to a Subsidiary Guarantor) of shares of Qualified Capital Stock of the Company;

          (3) the repurchase, redemption, repayment, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in exchange for, or out of the aggregate Net Proceeds from, a substantially concurrent issue and sale (other than to a Subsidiary Guarantor) of
     (i) Subordinated Indebtedness (provided such Indebtedness is on terms no less favorable to the Holders of the Notes than the terms of the Subordinated Indebtedness being redeemed) or (ii) shares of Qualified Capital Stock of the Company; and

          (4) the redemption of 12 shares of Carlton's outstanding redeemable preferred stock pursuant to the termination of all rights in respect of such shares, except the right to receive the redemption price payable on the scheduled redemption thereof as prescribed in Carlton's certificate of incorporation, which redemption must occur no later than the earlier of
     (i) the third anniversary of the issuance of such stock and (ii) April 10, 1998.

     The actions described in CLAUSE (1) of this SECTION 4.8(b) shall be Restricted Payments that shall be permitted to be made in accordance with this
SECTION 4.8(b) but shall reduce the amount that would otherwise be available for Restricted Payments under CLAUSE (3) of SECTION 4.8(a), PROVIDED THAT any dividend paid pursuant to CLAUSE (1) of this SECTION 4.8(b) shall reduce the amount that would otherwise be available under CLAUSE (3) of SECTION 4.8(a) when declared, but not also when subsequently paid pursuant to CLAUSE (1) of this
SECTION 4.8(b), and PROVIDED THAT any Net Proceeds received under CLAUSES (2) OR
(3)(ii) of this SECTION 4.8(b) shall not be included in SUBCLAUSES (B) OR (C) of CLAUSE (3) of SECTION 4.8(a).


SECTION 4.9 LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES OF THE COMPANY.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, or permit or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (i) pay dividends or make other distributions on its Capital Stock to the Company or any other Restricted Subsidiary of the Company, (ii) make loans or advances or pay any Indebtedness or other obligations owed to the Company or to any other Restricted Subsidiary of the Company, or (iii) transfer any of its properties or assets to the Company or to any other Restricted Subsidiary of the Company, except encumbrances and restrictions existing under (a) this Indenture, any Permitted Bank Credit Facility as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, PROVIDED THAT such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive with respect to such dividend and other payment or transfer restrictions than those contained in the Permitted Bank Credit Facility as in effect on the Issue Date and (b) any agreement of a Person acquired by the Company or a Restricted Subsidiary of the Company, which restrictions existed at the time of acquisition, were not put in place in anticipation of such acquisition, and are not applicable to any Person or property, other than the Person or any property of the Person so acquired.

SECTION 4.10  LIMITATION ON TRANSACTIONS WITH AFFILIATES.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter directly or indirectly into, or permit to exist, any transaction or series of related transactions with or for the benefit of any Affiliate except for transactions made in good faith, the terms of which are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis with Persons who are not Affiliates and the Company delivers to the Trustee (i) with respect to any transaction or series of related transactions with an Affiliate involving aggregate consideration in excess of $1,000,000, an Officers' Certificate certifying that such transaction or transactions comply with this covenant, (ii) with respect to any transaction or series of related transactions with an Affiliate involving aggregate consideration in excess of $2,000,000, a Board Resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such transaction or transactions comply with this covenant and that such transaction or transactions have been approved in good faith by a majority of the Disinterested Directors of such Board of Directors (which Board Resolution shall be conclusive evidence of compliance with this provision), PROVIDED THAT if there is not a majority of Disinterested Directors able to approve such transaction, the Company shall also deliver an opinion as to the fairness, from a financial point of view, to the Company or such Restricted Subsidiary of such transaction or transactions issued by an investment banking firm of recognized national standing, which opinion shall be conclusive evidence of compliance with this provision, and (iii) with respect to any transaction or series of related transactions with an Affiliate involving aggregate consideration in excess of $5,000,000, a Board Resolution of the Board of Directors of the Company set forth in an Officers' Certificate as described in SUBCLAUSE (ii) immediately above and an opinion as to the fairness, from a financial point of view, to the Company or such Restricted Subsidiary of such transaction or transactions issued by an investment banking firm of recognized national standing, which Board Resolution and opinion shall be conclusive evidence of compliance with this provision; PROVIDED, HOWEVER, that this covenant will not restrict (a) transactions between the Company and any Subsidiary Guarantor or transactions between Subsidiary Guarantors, (b) Restricted Payments permitted by the provisions of SECTION 4.8, (c) any employee compensation arrangement by the Company or any of its Restricted Subsidiaries which has been approved by a majority of the Company's Disinterested Directors and found in good faith by such directors to be in the best interests of the Company or such Restricted Subsidiary, as the case may be, and (d) customary directors' fees and indemnification and similar arrangements.

SECTION 4.11   LIMITATION ON ASSET SALES.

     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by a Board Resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee, which determination shall be conclusive evidence of compliance with this provision) of the assets or Capital Stock being sold or issued or otherwise disposed of, and (ii) at least 85% of the value of the consideration for such Asset Sale consists of cash, Cash Equivalents or Exchange Assets or any combination thereof; PROVIDED THAT the amount of any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are Subordinated Indebtedness or otherwise by their terms subordinated to the Notes or the Subsidiary Guarantees) that are assumed by the transferee of such assets pursuant to a customary novation agreement that releases the Company and such Restricted Subsidiary from further liability shall also be deemed to be cash for purposes of this provision.

     (b) Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Company or such Restricted Subsidiary may apply such Net Cash Proceeds, at its option, in any order or combination (i) to repay and permanently reduce Indebtedness outstanding under any Permitted Bank Credit Facility to which it or any Subsidiary Guarantor is a party, (ii) to make Capital Expenditures or (iii) to make other acquisitions of assets to be used in the Company's and the Subsidiary Guarantors' Oil and Gas Business. Pending the final application of any such Net Cash Proceeds, the Company or such Restricted Subsidiary may temporarily invest such Net Cash Proceeds in any manner that is not prohibited by the terms of this Indenture or temporarily reduce outstanding revolving credit borrowings under Permitted Bank Credit Facilities. Any Net Cash Proceeds from Asset Sales that are not applied as provided in CLAUSES
(i) THROUGH (iii) of the first sentence of this SECTION 4.11(b) will (after expiration of the relevant periods) be deemed to constitute "EXCESS CASH".

     (c) When the amount of Excess Cash exceeds $10,000,000 (the date of such occurrence, the "EXCESS CASH OFFER TRIGGER DATE"), the Company will make an irrevocable, unconditional offer (an "EXCESS CASH OFFER") to the Holders to purchase the maximum amount of Notes which could be acquired by application of such amount of Excess Cash as described herein (the "EXCESS CASH OFFER AMOUNT"), in cash at the purchase price equal to 100% of the principal amount thereof (the "EXCESS CASH OFFER PRICE"), together with accrued and unpaid interest to the Excess Cash Purchase Date. Such Excess Cash Offer shall be effected pursuant to the provisions of SECTION 3.9 and this SECTION 4.11.

     (d) Notice of an Excess Cash Offer will be sent at least 30 and not more than 60 days prior to the date on which the Notes tendered shall be accepted (the "EXCESS CASH PURCHASE DATE"), by first-class mail, by the Company to each Holder at the address on the Note Register, with a copy to the Trustee. Such notice will set forth the Excess Cash Purchase Date and the Excess Cash Offer shall remain open for at least 20 Business Days and close no later than 30 Business Days after the date such notice is given. The notice to the Holders will contain all information, instructions and materials required by applicable law or otherwise material to such Holders' decision to tender Notes pursuant to the Excess Cash Offer.

     (e) To the extent applicable and if required by law, the Company will comply with Section 14 of the Exchange Act, the provisions of Regulation 14E and any other tender offer rules under the Exchange Act and other securities laws, rules and regulations which may then be applicable to any Excess Cash Offer by the Company; and, if such laws, rules and regulations require or prohibit any action inconsistent with the foregoing, compliance by the Company with such laws, rules and regulations will not constitute a breach of its obligations with respect to the foregoing.

     (f)  On or before an Excess Cash Purchase Date, the Company shall
(i) accept for payment Notes or portions thereof properly tendered pursuant to the Excess Cash Offer, (ii) deposit with the Paying Agent money sufficient to pay the Excess Cash Offer Price, plus accrued and unpaid interest thereon to the Excess Cash Purchase Date of all Notes or portions thereof so accepted, and
(iii) deliver to the Trustee all Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company. The Company will publicly announce the results of the Excess Cash Offer on or as soon as practicable after the Excess Cash Purchase Date.

     (g) If the amount required to acquire all Notes tendered by Holders pursuant to the Excess Cash Offer (the "EXCESS CASH ACCEPTANCE AMOUNT") shall be less than the aggregate Excess Cash Offer Amount, then the excess of the Excess Cash Offer Amount over the Excess Cash Acceptance Amount may be used by the Company or any Subsidiary Guarantor for any of their respective general corporate purposes, PROVIDED THAT no such purpose is prohibited or restricted by this Indenture. Upon consummation of any Excess Cash Offer made in accordance with the terms of this Indenture, the amount of Excess Cash will be reduced to zero.

SECTION 4.12   LIMITATION ON LIENS.

     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur or suffer to exist any Lien upon any of their respective properties or assets, whether now owned or acquired after the Issue Date, or any income, profits or proceeds therefrom, other than Permitted Liens.

SECTION 4.13   LIMITATION ON LINE OF BUSINESS.

     The Company shall not engage, and shall not permit any of its Restricted Subsidiaries to engage, in any line of business other than the Oil and Gas Business.

SECTION 4.14   DESIGNATION OF UNRESTRICTED SUBSIDIARIES.

     (a) The Board of Directors of the Company may designate any Subsidiary of the Company to be an Unrestricted Subsidiary of the Company if such designation would not cause a Default or an Event of Default and following such designation, the Company could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to SECTION 4.7(a). For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries in the Subsidiary so designated which have not been repaid in cash will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under CLAUSE (3) of
SECTION 4.8(a). All such outstanding Investments will be deemed to constitute Restricted Investments in an amount equal to the greater of the fair market value or book value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. In addition, the definition of "Unrestricted Subsidiary" set forth in SECTION 1.1 describes additional requirements that a Subsidiary of the Company must satisfy before it may be designated as an Unrestricted Subsidiary of the Company by the Board of Directors of the Company.

     (b) Neither the Company nor any Restricted Subsidiary of the Company nor any Unrestricted Subsidiary of the Company may take any action or omit to take any action which would cause any requirement in the definition of "Unrestricted Subsidiary" set forth in SECTION 1.1 not to be at all times satisfied with respect to any Unrestricted Subsidiary of the Company, other than pursuant to a designation or redesignation (as applicable) as provided in SECTION 4.14(c).
If, at any time subsequent to the designation of a Person as an Unrestricted Subsidiary of the Company and prior to a corresponding redesignation as provided in SECTION 4.14(c), any requirement in the definition of "Unrestricted Subsidiary" set forth in SECTION 1.1 is not met with respect to such Unrestricted Subsidiary, then such Unrestricted Subsidiary shall thereafter cease to be an Unrestricted Subsidiary of the Company for purposes of this Indenture, and any Indebtedness of such Subsidiary shall be deemed Incurred as of such date.

     (c) The Board of Directors of the Company may designate or redesignate (as applicable) any Unrestricted Subsidiary of the Company as a Restricted Subsidiary of the Company; PROVIDED THAT, (i) if such Unrestricted Subsidiary has any Indebtedness outstanding or is otherwise liable for any Indebtedness or has a negative Net Worth, then immediately after giving PRO FORMA effect to such designation or redesignation, as applicable, the Company could Incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the provisions of SECTION 4.7(a) (assuming, for purposes of this calculation, that each dollar of negative Net Worth is equal to one dollar of Indebtedness),
(ii) all Indebtedness of such Unrestricted Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company on the date such Unrestricted Subsidiary becomes a Restricted Subsidiary, and (iii) no Default or Event of Default would occur or be continuing after giving effect to such designation or redesignation, as applicable. Any Subsidiary of an Unrestricted Subsidiary shall be an Unrestricted Subsidiary for purposes of this Indenture.

SECTION 4.15 LIMITATION ON THE SALE OR ISSUANCE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES OF THE COMPANY.

     The Company shall not, directly or indirectly, sell or otherwise dispose of any shares of Capital Stock of any of its Restricted Subsidiaries and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock except (i) to the Company or a Wholly Owned Subsidiary Guarantor, or (ii) if all shares of Capital Stock of such Restricted Subsidiary are sold or otherwise disposed of. In connection with any sale or disposition of Capital Stock of any Restricted Subsidiary of the Company, the Company shall comply with the provisions of SECTION 4.11.

SECTION 4.16   OWNERSHIP AND RECOGNITION OF SUBSIDIARIES; FUTURE GUARANTORS.

     The Company shall at all times own, directly or indirectly, all of the Capital Stock of each of its Restricted Subsidiaries, except for the redeemable preferred stock referred to in Section 4.8(b)(4), which preferred stock shall be fully and finally redeemed and discharged in the manner and at such dates as provided in Section 4.8(b)(4) and 4.18. The Company and each Subsidiary of the Company recognize and agree that all Persons (other than an Unrestricted Subsidiary of the Company) now or hereafter becoming a Subsidiary of the Company (whether by formation, acquisition or otherwise) shall be, and shall be recognized as, a Subsidiary Guarantor for all purposes of this Indenture. In furtherance (but not in limitation) of the foregoing, simultaneously with the acquisition (by merger, consolidation, acquisition of assets, stock or properties or otherwise) or formation of a Person which, directly or indirectly, becomes a Subsidiary of the Company, or the occurrence of any other event, circumstance or transaction pursuant to which, directly or indirectly, a Person becomes a Subsidiary of the Company (in each case, other than a Person then designated an Unrestricted Subsidiary of the Company in accordance with SECTION 4.14), the Company shall cause such Person to become a Subsidiary Guarantor pursuant to SECTION 10.2.

SECTION 4.17   OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

     (a) Upon the occurrence of a Change of Control, the Company shall make an irrevocable, unconditional offer to repurchase (a "CHANGE OF CONTROL OFFER") and shall, subject to the provisions of this SECTION 4.17 described below, repurchase on a Business Day not more than 60 nor less than 30 days following the occurrence of such Change of Control (the date on which the repurchase is effected being referred to herein as the "CHANGE OF CONTROL PAYMENT DATE"), all of the then outstanding Notes validly tendered pursuant to such Change of Control Offer, at a cash purchase price equal to 101% of the principal amount thereof (the "CHANGE OF CONTROL PURCHASE PRICE"), plus accrued and unpaid interest thereon to the Change of Control Payment Date. The Change of Control Offer shall remain open for at least 20 Business Days and until the close of business of the fifth Business Day prior to the Change of Control Purchase Date.

     (b) To effect such Change of Control Offer, the Company (i) shall, not later than 5 Business Days after the occurrence of the Change of Control, notify the Trustee and (ii) shall, not later than 20 Business Days after the occurrence of the Change of Control, make a Change of Control Offer to the Holders of all of the then outstanding Notes, by sending written notice of a Change of Control Offer, by first class mail, to each Holder at its registered address, with a copy to the Trustee. The notice to Holders shall contain all instructions and materials required by applicable law, shall contain or make available to Holders other information material to such Holders' decision to tender Notes pursuant to the Change of Control Offer and shall otherwise govern the terms of the Change of Control Offer.

     (c) On or before the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount sufficient to pay the Change of Control Purchase Price of all Notes so tendered, and (iii) deliver or cause to be delivered to the Trustee all Notes so accepted, together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to the Holders of Notes so accepted payment in an amount equal to the Change of Control Purchase Price for such Notes, plus accrued and unpaid interest thereon to the Change of Control Payment Date, and the Trustee will promptly cancel all Notes so accepted by the Company pursuant to the Change of Control Offer and authenticate and mail (or cause to be transferred by book entry) to such Holders new Notes equal in principal amount, as applicable, to any unpurchased portion of the Notes surrendered. Any Notes not so accepted will be promptly mailed by the Company to the Holders thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     (d) The Change of Control provisions of this SECTION 4.17 described above shall be applicable whether or not any other provisions of this Indenture are applicable.

     (e) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and repurchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     (f) To the extent applicable and if required by law, the Company shall comply with Section 14 of the Exchange Act, the provisions of Regulation 14E and any other tender offer rules under the Exchange Act and other securities laws, rules and regulations which may then be applicable to any offer by the Company to repurchase the Notes at the option of Holders upon a Change of Control; and, if such laws, rules and regulations require or prohibit any action inconsistent with the foregoing, compliance by the Company with such laws, rules, and regulations will not constitute a breach of the Company's obligations with respect to the foregoing.

SECTION 4.18   DISCHARGE OF CERTAIN PREFERRED STOCK.

     On or before April 10, 1998, the Company shall fully and finally pay and discharge, or cause to be fully and finally paid and discharged, the redemption price referred to in SECTION 4.8(b)(4), and, if applicable, any interest on such redemption price accruing from the third anniversary of the issuance of the redeemable preferred stock referred to in such Section and until the earlier of such date of payment and April 10, 1998.

Contemporaneous with the receipt of net proceeds from the Offering, the Company shall deposit in a segregated bank account, an amount of cash equal to the sum of the redemption price and maximum accrued interest referred to in the preceding sentence, and neither the Company nor any Restricted Subsidiary of the Company shall utilize any such deposited amount for any purpose other than the payment and discharge of such redemption price and related accrued interest.

                                    ARTICLE 5

                                   SUCCESSORS

SECTION 5.1    LIMITATION ON MERGER OR SALE OR CONSOLIDATION.

     The Company shall not consolidate with or merge with or into any other Person, or, directly or indirectly, sell, lease, assign, transfer or convey all or substantially all of its assets (computed on a consolidated basis) to another Person or group of Persons acting in concert, whether in a single transaction or through a series of related transactions, unless (i) either (a) the Company is the continuing Person or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia, and shall expressly assume all of the obligations of the Company under this Indenture and the Notes by a supplemental indenture, executed and delivered to the Trustee on or prior to the consummation of such transaction, in form satisfactory to the Trustee, (ii) no Default or Event of Default shall exist or shall occur immediately after giving effect to such transaction, (iii) immediately after giving effect to such transaction on a PRO FORMA basis, the Net Worth of the resulting, surviving or transferee entity is at least equal to the Net Worth of the Company immediately prior to such transaction, (iv) except for a merger of the Company with or into any Wholly Owned Subsidiary Guarantor, the resulting, surviving or transferee entity would, at the time of such transaction and after giving effect thereto, be permitted to Incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to SECTION 4.7(a), (v) each Subsidiary Guarantor shall have executed and delivered to the Trustee, in form satisfactory to the Trustee, a supplemental indenture confirming such Subsidiary Guarantor's obligations to pay the principal of and interest on the Notes pursuant to its Subsidiary Guarantee, and (vi) the Trustee shall have received, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or sale, conveyance or other transfer and each supplemental indenture in respect thereto comply with this provision and that all conditions precedent in this Indenture relating to such transaction have been complied with.

SECTION 5.2    SUCCESSOR CORPORATION SUBSTITUTED.

     Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with SECTION 5.1, the successor Person formed by such consolidation or merger or the Person to whom such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company therein, but the Company in the case of a conveyance, transfer or lease of all or substantially all of the assets of the Company in accordance with SECTION 5.1 shall not be released from the obligation to pay principal of, premium (if any) and interest on the Notes.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.1    EVENTS OF DEFAULT.

     An "EVENT OF DEFAULT" occurs upon:

               (i) the failure to pay interest on any Note when the same becomes due and payable and such failure continues for a period of 30 days;

               (ii) the failure to pay, when due, the principal of, or premium, if any, on, any Note whether the same becomes due and payable, at maturity, upon redemption, by acceleration or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or an Excess Cash Offer);

               (iii) a default in the performance or breach of the provisions of SECTION 4.11, 4.17 OR 5.1 hereof;

               (iv) a default in the observance or performance of any covenant or agreement contained in this Indenture, the Notes or any Subsidiary Guarantee (other than a covenant or agreement referred to in any of the preceding CLAUSES (i), (ii) OR (iii)), which default continues for 30 days after written notice thereof is given to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% of the principal amount of the Notes then outstanding;

               (v) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary of the Company (or the payment of which is guaranteed by the Company or any Restricted Subsidiary of the Company) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default
     (A) extends beyond any stated period of grace applicable thereto (including any extensions thereof) or (B) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default, and, in each case, the outstanding principal amount of any such Indebtedness of the Company or such Restricted Subsidiary aggregates in excess of $1,000,000, and PROVIDED, FURTHER, that if any such default is waived by all lenders, holders or obligees (as applicable) of such Indebtedness, then such Event of Default under this SECTION 6.1(v) shall be deemed waived and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

               (vi) a final judgment or final judgments for the payment of money in excess of $1,000,000 are entered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary of the Company, and such judgment or judgments remain unpaid and undischarged for a period (during which execution shall not be effectively stayed) of 60 consecutive days, PROVIDED THAT the aggregate of all such unpaid and undischarged judgments exceed applicable and in force insurance contracts (as to which all coverage corresponding to the claim or claims made a basis of such judgment or judgments have been acknowledged and confirmed for timely payment on such judgment or judgments by the respective insurers of then financial standing capable of paying such amount or amounts) by at least $1,000,000;

               (vii) any of this Indenture, the Notes or the Subsidiary Guarantees shall for any reason cease to be, or be asserted by the Company or any Subsidiary Guarantor, as applicable, not to be, in full force and effect (except pursuant to the release of any Subsidiary Guarantee in accordance with this Indenture) or shall be declared null and void or unenforceable, or the validity or enforceability thereof shall be denied or contested by the Company, any Affiliate or any other Person;

               (viii) the Company or any Subsidiary Guarantor, pursuant to or within the meaning of Bankruptcy Law:

                    (A)  commences a voluntary case,

                    (B) consents to the entry of an order for relief against it in an involuntary case,

                    (C) consents to the appointment of a Bankruptcy Custodian of it or for all or substantially all of its property,

                    (D) makes a general assignment for the benefit of its creditors, or

                    (E)  generally is not paying its debts as they become due;
          or

               (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (A) is for relief, in an involuntary case, against the Company or any Subsidiary Guarantor;

                    (B) appoints a Bankruptcy Custodian of the Company or any Subsidiary Guarantor, for all or substantially all of the property of the Company or any Subsidiary Guarantor; or

                    (C) orders the liquidation of the Company or any Subsidiary Guarantor, for all of substantially all of the property of the Company or any Subsidiary Guarantor;

     and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.2    ACCELERATION.

     If any Event of Default (other than an Event of Default specified in CLAUSE (viii) OR (ix) of SECTION 6.1) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes by written notice to the Company (and to the Trustee if given by such Holders) may declare all principal of, premium, if any, and accrued interest on the Notes to be due and payable immediately. Upon any such declaration, such principal, premium and accrued interest on the Notes shall become due and payable immediately. If an Event of Default specified in CLAUSE (viii) OR (ix) of SECTION 6.1 hereof occurs, all principal, premium, if any, and accrued interest on the Notes will be immediately due and payable on all outstanding Notes without further declaration or other act on the part of any Person.

     The Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind any such acceleration and its consequences if (i) any existing Events of Default, other than the non-payment of the principal, premium, if any, or interest on the Notes which have become due solely by such acceleration, have been cured or waived in compliance with applicable provisions of this Indenture and (ii) the rescission would not conflict with any judgment or decree.

SECTION 6.3    OTHER REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4    WAIVER OF PAST DEFAULTS.

     Prior to the declaration of acceleration of the Notes, the Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may waive on behalf of the Holders of all of the Notes an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, or premium (if any) or interest on, any Note not yet cured (including in connection with a redemption or an offer to purchase pursuant to SECTIONS 3.7, 3.9, 4.11 OR 4.17) or a Default or Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holders of all the Notes. Upon any such waiver, such Default or Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.5    CONTROL BY MAJORITY.

     The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.6    LIMITATION ON SUITS.

     A Holder of a Note may pursue a remedy with respect to this Indenture or the Note only if:

               (i) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

               (ii) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

               (iii) such Holder or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

               (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

               (v) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.7    RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with a redemption or an offer to purchase pursuant to SECTIONS 3.7, 3.9, 4.11 OR 4.17), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8    COLLECTION SUIT BY TRUSTEE.

     If an Event of Default specified in SECTION 6.1(i) OR (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under SECTION 7.7.

SECTION 6.9    TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under SECTION 7.7) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under SECTION 7.7. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under SECTION 7.7 out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10  PRIORITIES.

     If the Trustee collects any money pursuant to this ARTICLE 6, it shall pay out the money in the following order:

          FIRST:  to the Trustee, its agents and attorneys for amounts due under
     SECTION 7.7, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          SECOND: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

          THIRD: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this SECTION 6.10.

SECTION 6.11   UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard for the merits and good faith of the claims or defenses made by the party litigant.
This SECTION 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to SECTION 6.6, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.


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

                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.1    DUTIES OF TRUSTEE.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (b)  Except during the continuance of an Event of Default:

               (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (iii) this paragraph does not limit the effect of PARAGRAPH (B) of this SECTION 7.1;

               (iv) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (v) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to SECTION 6.5.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to PARAGRAPHS (a),
(b) AND (c) of this SECTION 7.1.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2    RIGHTS OF TRUSTEE.

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

     (d) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

     (g) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes of any series for which it is acting as Trustee unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or any other obligor on such Notes or by any Holder of such Notes.


SECTION 7.3    INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any "conflicting interest" (within the meaning of Section 3.10(b) of the TIA), it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties.
The Trustee is also subject to SECTIONS 7.1 AND 7.11.

SECTION 7.4    TRUSTEE'S DISCLAIMER.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5    NOTICE OF DEFAULT.

     If an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Event of Default within 90 days after it occurs; PROVIDED THAT, except in the case of a default in payment of principal of, premium, if any, or interest on any Notes, the Trustee may withhold, and shall be protected in withholding, the notice if and so long as a committee of its Responsible Officers in good faith determines that the withholding of such notice is in the interest of the Holders of the Notes.

SECTION 7.6    REPORT BY TRUSTEE TO HOLDERS OF THE NOTES.

     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2) and Section 313(b)(1). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

     A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.7    COMPENSATION AND INDEMNITY.

     The Company shall pay to the Trustee from time to time such compensation as shall be agreed between the Company and the Trustee for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company shall indemnify each of the Trustee and any successor Trustee against any and all losses, liabilities, damages, claims or expenses, including taxes (other than taxes based on the income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this SECTION 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of much counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of the Company under this SECTION 7.7 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

     To secure the Company's payment obligations in this SECTION 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in SECTION 6.1(viii) OR (ix) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law. The Trustee shall also be entitled to receive compensation for extraordinary services in default administration.

     The Trustee shall comply with the provisions of TIA Section 313 (b)(2) to the extent applicable.

SECTION 7.8    REPLACEMENT OF TRUSTEE.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this SECTION 7.8.

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (i)   the Trustee fails to comply with SECTION 7.10;

          (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (iii) a Bankruptcy Custodian or public officer takes charge of the Trustee or its property; or

          (iv)  the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of Notes of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with SECTION 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in
SECTION 7.7.  Notwithstanding replacement of the Trustee pursuant to this
SECTION 7.8, the Company's obligations under SECTION 7.7 shall continue for the benefit of the retiring Trustee.

SECTION 7.9    SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the successor corporation without any further act shall be the successor Trustee. As soon as practicable, the successor Trustee shall mail a notice of its succession to the Company and the Holders of the Notes.

SECTION 7.10  ELIGIBILITY; DISQUALIFICATION.

     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has (together with its parent bank holding company, if any) a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11   PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

     The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE 8

      LEGAL DEFEASANCE AND COVENANT DEFEASANCE; SATISFACTION AND DISCHARGE

SECTION 8.1    OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

     The Company may, at the option of its Board of Directors evidenced by a Board Resolution set forth in an Officers' Certificate delivered to the Trustee, at any time, elect to have either SECTION 8.2 or 8.3 applied to all outstanding Notes upon compliance with the conditions set forth below in this ARTICLE 8.

SECTION 8.2    LEGAL DEFEASANCE AND DISCHARGE.

     Upon the Company's exercise under SECTION 8.1 of the option applicable to this SECTION 8.2, the Company and each Subsidiary Guarantor shall, subject to the satisfaction of the conditions set forth in SECTION 8.4 and continuance of certain provisions hereinafter referenced, be deemed to have been discharged from their respective obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company and each Subsidiary Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of SECTION 8.5 and the other Sections of this Indenture referred to in CLAUSES (i) AND (ii) of this SECTION 8.2, and the Company and each Subsidiary Guarantor shall be deemed to have satisfied all of their respective other obligations under such Notes or any Subsidiary Guarantee (as applicable) and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in SECTION 8.4, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due; (ii) the Company's obligations with respect to such Notes under SECTIONS 2.3, 2.4, 2.6, 2.7 and 2.10 and SECTION 4.2; (iii) the rights, powers, trusts, duties, obligations and immunities of the Trustee hereunder, including the Trustee's rights under SECTION 7.7, and the Company's obligations in connection therewith; (iv) SECTIONS 10.3 AND 10.7; and (v) this ARTICLE 8. Subject to compliance with this ARTICLE 8, the Company may exercise its option under this SECTION 8.2 notwithstanding the prior exercise of its option under SECTION 8.3.

SECTION 8.3    COVENANT DEFEASANCE.

     Upon the Company's exercise under SECTION 8.1 hereof of the option applicable to this SECTION 8.3, the Company shall, subject to the satisfaction of the conditions set forth in SECTION 8.4, be released from its obligations under the covenants contained in SECTIONS 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 5.1(ii) and 10.2 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and such Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and each Subsidiary Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under SECTION 6.1(iii) or SECTION 6.1(iv) (as applicable), and (ii) SECTIONS 6.1(v) and SECTION 6.1(vi) shall not constitute Events of Default but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

SECTION 8.4    CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

     The following shall be the conditions to the application of either SECTIONS 8.2 OR 8.3 to the outstanding Notes:

     (a) the Company shall irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, (i) cash in United States dollars, (ii) Government Securities which through the payment of interest and principal will provide, no later than one day before the due date of payment in respect of such Notes, cash in United States dollars in an amount, or (iii) or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

     (b) in the case of an election under SECTION 8.2, the Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Independent Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (c) in the case of an election under SECTION 8.3, the Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States stating that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as SECTION 6.1(viii) OR 6.1(ix) is concerned, at any time in the period ending on the 91st day (or, if such irrevocable deposit may be subject to set aside or avoidance under then applicable bankruptcy or insolvency laws for a period of time longer than 90 days, then one day after the conclusion of such longer period of time) after the date of the irrevocable deposit referred to in SECTION 8.4(a) (it being agreed and understood that this condition shall not be satisfied until the expiration of such period);

     (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

     (f) the Company shall have delivered to the Trustee an Opinion of Independent Counsel to the effect that, as of the date such opinion, (i) such Legal Defeasance or Covenant

Defeasance shall not result in the Company, any Subsidiary Guarantor, the trust arising from the irrevocable deposit referred to in SECTION 8.4(a) or the Trustee being subject to regulation under, or constituting an investment company within the meaning of, the Investment Company Act of 1940, as amended, and (ii) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit or if a longer period, the day following the end of such other preference period in effect at the time of such opinion, as applicable, following the deposit, the trust funds irrevocably deposited pursuant to SECTION 8.4(a) will not be subject to the effects of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable United States or state law;

     (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the irrevocable deposit referred in SECTION 8.4(a) was not made by the Company with the intent of preferring the Holders of Notes over any other creditors of the Company or any Subsidiary Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Subsidiary Guarantor or others;

     (h) no event or condition shall exist that would prevent the Company from making payments of the principal of, or premium, if any, or interest on, the Notes on the date of the irrevocable deposit referred to in SECTION 8.4(a) or at any time during and ending on the 91st day (or such longer period as referred to in SECTIONS 8.4(d) and (f)(ii)) after the date of such deposit; and

     (i) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, which, taken together, state that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.5 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

     Subject to SECTION 8.6, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this SECTION 8.5, the "TRUSTEE") pursuant to SECTION 8.4 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to SECTION 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Anything in this ARTICLE 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in SECTION
8.4 that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under SECTION 8.4(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.6    REPAYMENT TO THE COMPANY.

     Subject to the applicable escheat and abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Notes shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.7    REINSTATEMENT.

     If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with SECTION 8.5 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes and the Subsidiary Guarantors' obligations under this Indenture and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to SECTIONS
8.2 OR 8.3 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with SECTION 8.5; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 8.8    SATISFACTION AND DISCHARGE OF INDENTURE.

     In addition to the options to effect Legal Defeasance and Covenant Defeasance, and the effects thereof, this Indenture shall cease to be of further effect (subject to SECTION 8.7) when all outstanding Notes theretofore authenticated and issued hereunder have been delivered (other than any Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in SECTION 2.7) to the Trustee for cancellation and the Company has paid or caused to be paid all sums payable hereunder and under the Notes. Notwithstanding the satisfaction and discharge referred to in this SECTION 8.8, the provisions of this Indenture referred to at CLAUSES
(i) THROUGH (v) of SECTION 8.2 shall survive until otherwise terminated or discharged hereunder. For the avoidance of doubt, in addition to and distinct from this SECTION 8.8, the Company may elect Legal Defeasance or Covenant Defeasance (or both) as provided for in SECTION 8.1 THROUGH 8.4.

                                  ARTICLE 9

                      AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1    WITHOUT CONSENT OF HOLDERS OF NOTES.

     (a) Notwithstanding SECTION 9.2, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

          (i)    to cure any ambiguity, defect or inconsistency;

          (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (iii) to provide for the assumption of the Company's obligations to the Holders of the Notes pursuant to ARTICLE 5 or SECTION 10.4(b);

          (iv)   to secure the Notes;

          (v) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;

          (vi) to add any Restricted Subsidiary as an additional Subsidiary Guarantor as provided in SECTION 10.2 or to evidence the succession of another Person to any Subsidiary Guarantor pursuant to SECTION 10.4 and the assumption by any such successor of the covenants and agreements of such Subsidiary Guarantor contained herein and in the Subsidiary Guarantee of such Subsidiary Guarantor;

          (vii) to release a Subsidiary Guarantor from its obligations under this Indenture and its Subsidiary Guarantee pursuant to SECTION 10.5, or

          (viii) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

     (b) Upon the request of the Company accompanied by a Board Resolution of its Board of Directors authorizing the execution of any such amendment or supplemental Indenture, and upon receipt by the Trustee of the documents described in SECTION 9.6, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.2    WITH CONSENT OF HOLDERS OF NOTES.

     Except as provided below in this SECTION 9.2, the Company and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantees or the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to SECTIONS 6.4 AND 6.7, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, tender offer or exchange offer for Notes).

     Upon the request of the Company accompanied by a Board Resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as herein provided, and upon receipt by the Trustee of the documents described in SECTION 9.6, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

     Subject to SECTIONS 6.4 AND 6.7, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company and the Subsidiary Guarantors with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

          (i) change the Stated Maturity Date or the date specified in any Note as the fixed date on which any principal thereof, or any installment of interest thereon, is due and payable, or change to an earlier date any redemption date of, or waive a default in the payment of the principal or interest on, any such Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity Date or the date specified in any Note as the fixed date on which any principal thereof or any installment of interest thereon is due and payable (or, in the case of redemption, on or after the redemption date);

          (ii) after the date upon which a Change of Control Offer or Excess Cash Offer, as the case may be, is required to be made, amend, change or modify the obligation of the Company to make and consummate an Excess Cash Offer with respect to any Asset Sale in accordance with SECTION 4.11 or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with SECTION 4.17, including, in each case, amending, changing or modifying any provisions of such Sections or any definitions relating thereto;

          (iii) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment, supplemental indenture, or the consent of whose Holders is required for any waiver or compliance with certain provisions of this Indenture;

          (iv) modify any of the provisions of this SECTION 9.2 OR SECTION 6.4, except to increase the percentage of such outstanding Notes required for any such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each such Note affected thereby;

          (v) except as otherwise permitted under ARTICLE FIVE and ARTICLE TEN, consent to the assignment or transfer by the Company or any Subsidiary Guarantor of any of its rights and obligations hereunder;

          (vi) alter, modify or change the ranking of any of the Notes or any Subsidiary Guarantee relative to the payment of other Indebtedness or obligations of the Company or any Subsidiary Guarantor, or otherwise adversely affect the ranking of the Notes or Subsidiary Guarantees; or

          (vii) release any Subsidiary Guarantee in any manner otherwise than in accordance with the terms of this Indenture, or amend, modify or change any provision of this Indenture (including the Subsidiary Guarantee) which provides for the release of any Subsidiary Guarantee.

     In addition, without the consent of Holders of not less than 66-2/3% in aggregate principal amount of the Notes then outstanding, no such amendment, supplement or waiver may, prior to the date on which a Change of Control Offer or Excess Cash Offer, as the case may be, is required to be made, amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Excess Cash Offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto (including SECTIONS 4.11 AND 4.17).

     It shall not be necessary for the consent of the Holders of Notes under this SECTION 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this SECTION 9.2 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

SECTION 9.3    COMPLIANCE WITH TRUST INDENTURE ACT.

     Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.4    REVOCATION AND EFFECT OF CONSENTS.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.5    NOTATION ON OR EXCHANGE OF NOTES.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6    TRUSTEE TO SIGN AMENDMENT ETC.

     The Trustee shall sign any amendment or supplemental indenture to this Indenture authorized pursuant to this ARTICLE 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture to this Indenture until its Board of Directors approves it. In executing any amendment or supplemental indenture to this Indenture, the Trustee shall be entitled to receive, and (subject to SECTION 7.1) shall be fully protected in relying upon, in addition to the documents required by SECTION 11.4, Officers' Certificates and Opinions of Counsel stating that the execution of such amendment or supplemental indenture to this Indenture is authorized or permitted by this Indenture.


                                   ARTICLE 10

                              SUBSIDIARY GUARANTEES

SECTION 10.1   SUBSIDIARY GUARANTEES.

     (a) Each of the Subsidiary Guarantors and each Subsidiary of the Company that in accordance with SECTION 10.2 is required to guarantee the obligations of the Company under the Notes and this Indenture hereby jointly and severally and unconditionally guarantee, on a senior basis (each such guarantee being a "SUBSIDIARY GUARANTEE"), to each Holder of a Note authenticated and delivered by the Trustee irrespective of the validity or enforceability of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, that: (i) the principal of, premium, if any, and interest on the Notes shall be paid in full when due, whether at the maturity or interest payment or optional or mandatory redemption date, by acceleration, call for redemption or otherwise, and interest on the overdue principal and interest, if any, of the Notes and all other obligations of the Company to the Holders or the Trustee under this Indenture or the Notes shall be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, they shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Subsidiary Guarantor shall be obligated to pay the same whether or not such failure to pay has become an Event of Default that could cause acceleration pursuant to SECTION 6.2. Each Subsidiary Guarantor agrees that this is a guarantee of payment not a guarantee of collection.

     (b) Each Subsidiary Guarantor hereby agrees that its obligations with regard to its Subsidiary Guarantee shall be unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) that might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor further, to the extent permitted by

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

law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (i) any right to require the Trustee, the Holders or the Company (each, a "BENEFITTED PARTY") to proceed against the Company or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any Benefitted Party's power before proceeding against such Subsidiary Guarantor; (ii) the defense of the statute of limitations in any action hereunder or in any action for the collection of any Indebtedness or the performance of any obligation hereby guaranteed;
(iii) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person; (iv) demand, protest and notice of any kind, including but not limited to, notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of such Subsidiary Guarantor, the Company, any Benefitted Party, any creditor of such Subsidiary Guarantor, the Company or on the part of any other Person whomsoever in connection with any Indebtedness or obligations hereby guaranteed; (v) any defense based upon an election of remedies by a Benefitted Party, including but not limited to, an election to proceed against such Subsidiary Guarantor for reimbursement; (vi) any defense based upon any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;
(vii) any defense arising because of a Benefitted Party's election, in any proceeding instituted under any Bankruptcy Law, of the application of Section 1111(b)(2) under the Bankruptcy Law; (viii) any defense based on any borrowing or grant of a security interest under Section 364 under the Bankruptcy Law or (ix) any right to require a proceeding first against the Company, protest, notice and all demands whatsoever. Each Subsidiary Guarantor hereby covenants that its Subsidiary Guarantee will not be discharged except by complete performance of all of the obligations contained in its Subsidiary Guarantee, the Notes and this Indenture.

     (c) If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Subsidiary Guarantor, or any custodian, trustee, or similar official acting in relation to either the Company or such Subsidiary Guarantor, any amount paid by the Company or such Subsidiary Guarantor to the Trustee or such Holder, the applicable Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

     (d) Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in SECTION 6.2 for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company or any other obligor on the Notes of the obligations guaranteed hereby and (ii) in the event of any declaration of acceleration of those obligations as provided in SECTION 6.2, those obligations (whether or not due and payable) will forthwith become due and payable by such Subsidiary Guarantor for the purpose of this Subsidiary Guarantee.

SECTION 10.2   ADDITIONAL SUBSIDIARY GUARANTEES.

     (a) Simultaneously with (i) the acquisition (by merger, consolidation, acquisition of assets, stock or properties or otherwise) or formation of a Person which, directly or indirectly, becomes a Subsidiary of the Company, or
(ii) the occurrence of any other event, circumstance or transaction pursuant to which, directly or indirectly, a Person becomes a Subsidiary of the

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

Company, in each case referred to in the immediately preceding CLAUSES (i) AND (ii), other than a Person then designated an Unrestricted Subsidiary of the Company in accordance with SECTION 4.14, the Company then shall (y) cause such Person to execute a supplemental indenture to this Indenture agreeing to be bound by its terms applicable to a Subsidiary Guarantor and providing for a Subsidiary Guarantee of the Notes by such Person, in accordance with the terms of this Indenture and (z) deliver such supplemental indenture to the Trustee, accompanied by the Opinion of Counsel and Officers' Certificate required pursuant to SECTION 9.6.

     (b) In furtherance of SECTION 10.2(a), but in no regard diminishing the immediacy of its requirement that upon a Person becoming a Subsidiary it simultaneously becomes a Subsidiary Guarantor, in no event whatsoever shall the Company permit any of its Restricted Subsidiaries, other than a Subsidiary Guarantor, directly or indirectly, to (i) incur any Indebtedness or guarantee or secure through the granting of Liens the payment of any Indebtedness of the Company or any other Restricted Subsidiary or (ii) pledge any intercompany notes representing obligations of any of its Restricted Subsidiaries to secure the payment of its or any of the Company's or other Restricted Subsidiary's Indebtedness, in each case, unless the Company shall (y) cause such Restricted Subsidiary to execute a supplemental indenture to this Indenture agreeing to be bound by its terms applicable to a Subsidiary Guarantor and providing for a Subsidiary Guarantee of the Notes by such Person in accordance with the terms of this Indenture and (z) deliver such supplemental indenture to the Trustee, accompanied by the Opinion of Counsel and an Officers' Certificate, required pursuant to SECTION 9.6.

SECTION 10.3   LIMITATION OF SUBSIDIARY GUARANTORS' LIABILITY.

     (a) Each Subsidiary Guarantor and by its acceptance hereof, each beneficiary hereof, hereby confirm that it is its intention that the Subsidiary Guarantee by such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any of the Subsidiary Guarantees. To effectuate the foregoing intention, each such Person hereby irrevocably agrees that the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee under this ARTICLE 10 shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

     (b) For purposes of such limitations and the applicable fraudulent conveyance laws, any indebtedness of a Subsidiary Guarantor incurred from time to time pursuant to a Permitted Bank Credit Facility and secured by a perfected Lien on the assets of such Subsidiary Guarantor (assuming, for purposes of such determination, that the incurrence of any such indebtedness and the granting of any such security interest did not violate any such fraudulent conveyance laws) shall be deemed, to the extent of the value of the assets subject to such Lien, to have been incurred prior to the incurrence by such Subsidiary Guarantor of liability under its Subsidiary Guarantee.

     (c) Each beneficiary under the Subsidiary Guarantees, by accepting the benefits hereof, confirms its intention that, in the event of a bankruptcy, reorganization or other similar proceeding of the Company or any Subsidiary Guarantor in which concurrent claims are made upon such Subsidiary Guarantor hereunder, to the extent such claims will not be fully satisfied, each such claimant with a valid claim against the Company shall be entitled to a ratable share of all payments by such Subsidiary Guarantor in respect of such concurrent claims.

SECTION 10.4   SUBSIDIARY GUARANTORS MAY CONSOLIDATE ETC., ON CERTAIN TERMS.

     (a) No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person or, subject to SECTION 10.5, sell, convey or otherwise transfer all or substantially all of its assets to another Person or group, unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor)
(A) is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (B) expressly assumes all the obligations of such Subsidiary Guarantor by executing and delivering a supplemental indenture to this Indenture to the Trustee agreeing to be bound by its terms applicable to a Subsidiary Guarantor and providing for a Subsidiary Guarantee of the Notes by such Person, in accordance with the terms of this Indenture; (ii) immediately before and after giving effect to such transaction, no Default or Event of Default exists and immediately after giving effect to such transaction, the resulting, surviving or transferee entity could Incur $1.00 of additional Indebtedness pursuant to SECTION 4.7(A); and
(iii) such Subsidiary Guarantor, or any Person formed by or surviving any such consolidation or merger, would have a Net Worth (immediately after giving effect to such transaction), equal to or greater than the Net Worth of such Subsidiary Guarantor immediately preceding the transaction. In connection with any consolidation, merger or sale, conveyance or other transfer contemplated by this provision, the Subsidiary Guarantor shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or sale, conveyance or other transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent in this Indenture provided for relating to such transaction or transactions have been complied with.

     (b) Notwithstanding the foregoing, (i) a Subsidiary Guarantor may consolidate with or merge with or into, or sell, convey or otherwise transfer all or substantially all of its assets to, the Company, PROVIDED THAT the surviving corporation (if other than the Company) shall expressly assume by supplemental indenture complying with the requirements of this Indenture, the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company and
(ii) a Subsidiary Guarantor may consolidate with or merge with or into, or sell, convey or otherwise transfer all or substantially all of its assets to, any other Subsidiary Guarantor.

SECTION 10.5   RELEASES OF SUBSIDIARY GUARANTORS.

     In the event of (i) the designation of any Subsidiary Guarantor as an Unrestricted Subsidiary of the Company pursuant to the provisions of
SECTION 4.14 or (ii) a sale, conveyance, transfer or other disposition of all or substantially all of the properties or assets of any Subsidiary Guarantor to a Person other than the Company or any other Subsidiary Guarantor or an Unrestricted Subsidiary of the Company, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Subsidiary Guarantor, in either case, in a transaction or manner that does not violate any of the covenants or other provision of this Indenture, then such Subsidiary Guarantor (in the event of such a designation or a sale, conveyance, transfer or other disposition (other than a lease), by way of such a merger, consolidation or otherwise, or a disposition of all of the Capital Stock of such Subsidiary Guarantor) or the Person acquiring such properties or assets
(in the event of a sale, conveyance, transfer or other disposition (other than a lease) of all or substantially all of the properties or assets of such Subsidiary Guarantor) will be released from and relieved of any obligations under this Indenture and its Subsidiary Guarantee, PROVIDED that (y) any Net Cash Proceeds of such sale or other disposition are applied in accordance with SECTION 4.11 as evidenced by an Officers' Certificate to such effect, and (z) all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests that secure, any other Indebtedness of the Company or its Restricted Subsidiaries shall also terminate upon such release, sale or disposition.

SECTION 10.6   "TRUSTEE" TO INCLUDE PAYING AGENT.

     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this ARTICLE 10 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this ARTICLE 10 in place of the Trustee.

SECTION 10.7   CONTRIBUTION.

     In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, INTER SE, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "FUNDING GUARANTOR") under a Subsidiary Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a PRO RATA amount based on the Adjusted Net Assets (as defined below) of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Subsidiary Guarantor's obligations with respect to such Subsidiary Guarantee. "ADJUSTED NET ASSETS" of such Subsidiary Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities, but excluding liabilities under the Subsidiary Guarantee of such Subsidiary Guarantor at such date and (y) the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Subsidiary Guarantees), excluding debt in respect of the Subsidiary Guarantees, as they become absolute and matured.

SECTION 10.8   EXECUTION OF SUBSIDIARY GUARANTEES.

     To evidence its guarantee to each Holder of Notes, each of the Subsidiary Guarantors hereby agrees to execute its Subsidiary Guarantee in substantially the form of EXHIBIT A recited to be endorsed on each Note ordered to be authenticated and delivered by the Trustee. Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in SECTION 10.1 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee. Each such Subsidiary Guarantee shall be signed on behalf of each Subsidiary Guarantor by one Officer of such Subsidiary Guarantor who shall have been duly authorized by all requisite corporate actions, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Subsidiary Guarantee on behalf of such Subsidiary Guarantor. Such signatures upon the Subsidiary Guarantee may be by manual or facsimile signature of such Officer and may be imprinted or otherwise reproduced on the Subsidiary Guarantee, and in case any such Officer who shall have signed the Subsidiary Guarantee shall cease to be such Officer before the Note on which such Subsidiary Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed the Subsidiary Guarantee had not ceased to be such officer of the Subsidiary Guarantor.

                                 ARTICLE 11

                                MISCELLANEOUS

SECTION 11.1   TRUST INDENTURE ACT CONTROLS.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 11.2   NOTICES.

     Any notice or communication by the Company, any of the Subsidiary Guarantors or the Trustee to any of the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next-day delivery, to such other's address:

     If to the Company or any Subsidiary Guarantor:

          RAM Energy, Inc.
          5100 East Shelly Drive, Suite 650
          Tulsa, Oklahoma 74135
          Facsimile No.: (918) 663-9214
          Attention: Mr. Larry E. Lee

     with, in any notice required to be given to the Company pursuant to
     Article 6 and, of resignation, pursuant to Section 7.8, a copy to:

          C. David Stinson, Esq.
          McAfee & Taft
          211 North Robinson, Suite 1000
          Oklahoma City, Oklahoma 73102

     PROVIDED, HOWEVER, the failure to provide or any delay in providing any "with a copy to" notice or communication shall not impair the effect and validity of any notice or communication made to the Company, in person, by first class mail, facsimile or overnight air courier, in each case as provided in this SECTION 11.2, at its address above or otherwise designated pursuant to the provisions of this SECTION 11.2.

     If to the Trustee:

               United States Trust Company of New York
               114 West 47th Street
               25th Floor
               New York, New York 10036
               Facsimile No.: (212) 852-1626
               Attention:     Corporate Trust Department
                              Ms. Patricia Stermer

     The Company, any of the Subsidiary Guarantors or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; 5 Business Days after being deposited in the United States mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile; the next Business Day after timely delivery to the courier, if sent for overnight delivery by a courier guaranteeing next-day delivery; and the second Business Day after timely delivery to the courier, if sent for second-day delivery by a courier guaranteeing second-day delivery.

     Any notice or communication to a Holder shall be mailed by first class U.S. mail to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.3   COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 11.4   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, such requesting entity shall furnish to the
Trustee:

               (i) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in SECTION 11.5) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

               (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in SECTION 11.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.5   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

               (i) a statement that the Person making such certificate or opinion has read such covenant or condition;

               (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

               (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; PROVIDED THAT, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate and certificates of public officials.

SECTION 11.6   RULES BY TRUSTEE AND AGENTS.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.7 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS.

     NO STOCKHOLDER, OFFICER OR DIRECTOR, AS SUCH, PAST, PRESENT OR FUTURE, OF THE COMPANY OR ANY SUBSIDIARY GUARANTOR, SHALL HAVE ANY PERSONAL LIABILITY FOR ANY OBLIGATIONS OF THE COMPANY OR SUCH SUBSIDIARY GUARANTOR UNDER THE NOTES, THIS INDENTURE OR THE SUBSIDIARY GUARANTEES, AS THE CASE MAY BE, BY REASON OF HIS OR HER OR ITS STATUS AS SUCH STOCKHOLDER, OFFICER OR DIRECTOR. EACH HOLDER BY ACCEPTING A NOTE WAIVES AND RELEASES ALL SUCH LIABILITY. THE WAIVER AND RELEASE ARE PART OF THE CONSIDERATION FOR ISSUANCE OF THE NOTES AND THE SUBSIDIARY GUARANTEES. SUCH WAIVER MAY NOT BE EFFECTIVE TO WAIVE LIABILITIES UNDER THE FEDERAL SECURITIES LAWS, AND IT IS THE VIEW OF THE COMMISSION THAT SUCH A WAIVER IS AGAINST PUBLIC POLICY.

SECTION 11.8   GOVERNING LAW.

     THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES.

SECTION 11.9   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.
Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.01 SUCCESSORS.

     All agreements of the Company or any Subsidiary Guarantor in this Indenture, the Subsidiary Guarantees and the Notes shall bind its successors and as provided herein, its assigns. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11  SEVERABILITY.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12  COUNTERPART ORIGINALS.

     The parties hereto may sign any number of copies of this Indenture.
Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13  TABLE OF CONTENTS, HEADINGS, ETC.

     The Table of Contents, Cross Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Indenture as of the date first written above.

                              "COMPANY"

                              RAM ENERGY, INC.,
                              a Delaware corporation




                              By
                                 ---------------------------------------------
                                   Name:
                                         -------------------------------------
                                   Title:
                                          ------------------------------------

                              "SUBSIDIARY GUARANTORS"

                              RB OPERATING COMPANY,
                              a Delaware corporation




                              By
                                 ---------------------------------------------
                                   Name:
                                         -------------------------------------
                                   Title:
                                          ------------------------------------





                              RLP GULF STATES, L.L.C.,
                              an Oklahoma limited liability company


                                   By  RAM ENERGY, INC.
                                       Manager





                                   By
                                      ----------------------------------------
                                        Name:
                                              --------------------------------
                                        Title:
                                               -------------------------------

                              "TRUSTEE"


                              UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee



                              By
                                 ---------------------------------------------
                                   Name:
                                         -------------------------------------
                                   Title:
                                          ------------------------------------

                                                                       EXHIBIT A

                                 [FORM OF NOTE]


     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO, HAS AN INTEREST HEREIN.(1)



                          _____% SENIOR NOTES DUE 2008


REGISTERED                                                   CUSIP: ____________
No.                                                          $


     RAM ENERGY, INC., a Delaware corporation (the "COMPANY", which term includes any successor Person under the Indenture hereinafter referred to), for value received, promises to pay to ____________ ___________________ or registered assigns, the principal sum of _____________________ Dollars [or such lesser amount as may be set forth in APPENDIX 1 hereto in accordance with the Indenture](2) on __________, 2008.

Interest Payment Dates: ________ ____ and _______ ____

Record Dates: ________ ____ and _________ ____


-------------------
(1) This paragraph should be included in the Note only if issued in global form.

(2) This paragraph should be included in the Note only if issued in global form.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.



Dated:                                  RAM ENERGY, INC.
      ---------------------------


                                        By
                                          -----------------------------------
                                        Name:
                                             --------------------------------
                                        Title:
                                              -------------------------------


ATTEST:



------------------------------------
Name:
     -------------------------------
Title:
      ------------------------------




TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

This is one of the _________% Senior Notes due 2008 referred to in the within-mentioned Indenture:

Dated:
      ------------------------------

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee



By:
   ---------------------------------
     Authorized Signatory

                                [REVERSE OF NOTE]


                                RAM ENERGY, INC.


                          ______% SENIOR NOTES DUE 2008


     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST. RAM Energy, Inc., a Delaware corporation (the "COMPANY", which term includes any successor Person under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Note at ______% per annum from ______________ ____, ______, until maturity. The
Company shall pay interest semi-annually on ___________ ____ and ___________ ____ of each year (each, an "INTEREST PAYMENT DATE"), or if any such day is not a Business Day, on the next succeeding Business Day commencing ______________, _____. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect on this Note to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2.  METHOD OF PAYMENT.  The Company shall pay interest on the Notes
(except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the ____________ ____ or ___________ ____ next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, [or, at the option of the Company, payment of interest may be made by wire transfer or check mailed to the Holders at their addresses set forth in the register of Holders,](a) and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, and interest and premium on, all Global Notes and all other Notes the Holders of which shall have provided written wire transfer instructions to the Company or the Paying Agent at least 10 Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

--------------------------
(a) This bracketed clause will be inserted in Notes in the event the Notes do not remain in global form, and in such instance, the proviso completing this sentence will, to the extent it refers to Global Notes, be deleted.

     3. PAYING AGENT AND REGISTRAR. Initially, United States Trust Company of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any domestically incorporated Wholly Owned Subsidiary Guarantor may act in any such capacity.

     4. INDENTURE AND SUBSIDIARY GUARANTEES. The Company issued the Notes under an Indenture dated as of February ____, 1998 (the "INDENTURE"), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general unsecured obligations of the Company limited to $115,000,000 in aggregate principal amount in the case of Notes issued on the Issue Date. Payment on each Note is guaranteed on a senior unsecured basis, jointly and severally, by the Subsidiary Guarantors pursuant to Article 10 of the Indenture.

     5.  OPTIONAL REDEMPTION.

          (a) Except as set forth in SUBPARAGRAPH (b) of this PARAGRAPH 5, the Company shall not have the option to redeem the Notes prior to ____________ ____, 2003. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' written notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the 12-month period beginning on ____________ ____ of the years indicated below:

     YEAR                                                   PERCENTAGE
     ----                                                   ----------
     2003.............................................      __________%
     2004.............................................      __________%
     2005.............................................      __________%
     2006 and thereafter..............................        100.0000%

          (b) Notwithstanding the provisions of SUBPARAGRAPH (a) of this PARAGRAPH 5, at any time on or prior to ____________ ____, 2001, the Company may redeem up to an aggregate of 35% of the aggregate principal amount of Notes originally issued, in cash, at a redemption price of ________% of the principal amount thereof, together with accrued and unpaid interest thereon to the redemption date, with the net proceeds of a Public Equity Offering; PROVIDED that (i) at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after the occurrence of each such redemption and (ii) each such redemption shall occur within 60 days of the date of the closing of each such Public Equity Offering.

     6. MANDATORY REDEMPTION. The Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

     7.  REPURCHASE AT OPTION OF HOLDER.

          (a) Upon the occurrence of a Change of Control, the Company shall be required to make an offer (a "CHANGE OF CONTROL OFFER") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and any unpaid interest thereon, if any, to the Change of Control Payment Date. Within 5

Business Days after the occurrence of a Change of Control, the Company shall notify the Trustee in writing of such occurrence and shall, not later than 20 Business Days after the occurrence of the Change of Control, make a Change of Control Offer to the Holders of all of the outstanding Notes by sending written notice to each Holder at its registered address setting forth the procedures governing the Change of Control Offer as required by the Indenture.

          (b) If the Company or a Restricted Subsidiary consummates any Asset Sale, within 10 days following each Excess Cash Offer Trigger Date, the Company shall commence an offer to all Holders of Notes (an "EXCESS CASH OFFER") pursuant to Sections 3.9 and 4.11 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Cash at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the Excess Cash Purchase Date in accordance with the procedures set forth in the Indenture. To the extent that the aggregate principal amount of Notes tendered pursuant to an Excess Cash Offer is less than the Excess Cash, the Company (or any Subsidiary Guarantor) may use such excess for any of their respective general corporate purposes PROVIDED THAT no such purpose is prohibited or restricted by the Indenture. Holders of Notes that are the subject of an offer to purchase will receive an Excess Cash Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

     8.  NOTICE OF REDEMPTION.  Notice of redemption shall be mailed at least
30 days but not more than 60 days before a redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

     9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.
The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

     11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the

Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to secure the Notes, to add or release any Subsidiary Guarantor pursuant to the terms of the Indenture or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

     12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes whether the same becomes due and payable at maturity, upon redemption, by acceleration or otherwise (including in connection with an offer to purchase); (iii) a default in the performance or breach of Section 4.11, 4.17 or 5.1 of the Indenture; (iv) a default in the observance or performance of any other covenant or agreement, which default continues for 30 days after written notice thereof to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (v) default under certain other agreements relating to Indebtedness of the Company or any Restricted Subsidiary of the Company, which default (A) extends beyond a stated period of grace applicable thereto (including any extensions thereof) or (B) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default, and in each case, the outstanding principal amount of such Indebtedness aggregates in excess of $1,000,000, and PROVIDED, FURTHER, that if any such default is waived by all obligees thereof, then such Event of Default under the Indenture shall be deemed waived and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 consecutive days; (vii) any of the Indenture, the Notes or the Subsidiary Guarantees shall for any reason cease to be, or be asserted by the Company or any Subsidiary Guarantor, as applicable, not to be, in full force and effect (except pursuant to the release of any Subsidiary Guarantee in accordance with the Indenture),or shall be declared null and void or unenforceable, or the validity or enforceability thereof shall be denied or contested; and
(viii) certain events of bankruptcy or insolvency with respect to the Company or any Subsidiary Guarantor. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any Subsidiary Guarantor, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee quarterly (other than for the final quarter of its fiscal year) and annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     13. DISCHARGE AND DEFEASANCE. Subject to the continuance of certain administrative obligations with respect to the Notes, the Indenture (including the Subsidiary Guarantees) shall be discharged and cancelled upon the payment of all of the Notes. Further, subject to certain conditions of the Indenture, the Company and the Subsidiary Guarantors may be discharged from all of their respective obligations under the Indenture, the Notes and the Subsidiary Guarantees, except for the continuance of certain administrative obligations with respect to the Notes, or may be released from the compliance with restrictive covenants of the Indenture, upon the irrevocable deposit with the Trustee of funds or Government Securities sufficient for payment.

     14. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     15. NO RECOURSE AGAINST OTHERS. NO PAST, PRESENT OR FUTURE STOCKHOLDER, OFFICER OR DIRECTOR OF THE COMPANY OR ANY SUBSIDIARY GUARANTOR, AS SUCH, SHALL HAVE ANY PERSONAL LIABILITY FOR ANY OBLIGATIONS OF THE COMPANY OR SUCH SUBSIDIARY GUARANTOR UNDER THE NOTES, THE INDENTURE OR THE SUBSIDIARY GUARANTEES, AS THE CASE MAY BE, BY REASON OF HIS OR HER OR ITS STATUS AS SUCH STOCKHOLDER, OFFICER OR DIRECTOR. EACH HOLDER BY ACCEPTING THIS NOTE WAIVES AND RELEASES ALL SUCH LIABILITY. THE WAIVER AND RELEASE ARE PART OF THE CONSIDERATION FOR THE ISSUANCE OF THE NOTES AND THE SUBSIDIARY GUARANTEES. SUCH WAIVER MAY NOT BE EFFECTIVE TO WAIVE LIABILITIES UNDER THE FEDERAL SECURITIES LAWS, AND IT IS THE VIEW OF THE COMMISSION THAT SUCH A WAIVER IS AGAINST PUBLIC POLICY.

     16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee.

     17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

     18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     19. GOVERNING LAW. THIS NOTE AND THE GUARANTEE NOTATION HEREON SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.

     The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

          RAM Energy, Inc.
          5100 East Shelly Drive, Suite 650
          Tulsa, Oklahoma 74135
          Facsimile No.: (918) 663-9214
          Attention:  Mr. Larry E. Lee

          [FORM OF NOTATION ON NOTE RELATING TO SUBSIDIARY GUARANTEES]

     For value received, each of the undersigned hereby, jointly and severally, unconditionally guarantees to the Holder of this Note the payment of all principal of, premium, if any, and interest on this Note, upon which this Subsidiary Guarantee is endorsed, in the amounts and at the time when due and payable, whether at the maturity or interest payment or mandatory redemption date, by acceleration, call for redemption or repurchase or otherwise, and interest on the overdue principal and interest, if any, of this Note, if lawful, and all other obligations of the Company to the Holders or the Trustee under the Indenture, all in accordance with, and subject to the terms and limitations of, this Note and Article 10 of the Indenture. Each Subsidiary Guarantor agrees that this is a guarantee of payment, not a guarantee of collection. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated. The Subsidiary Guarantees shall not be valid or obligatory for any purpose until the certificate of authentication on this Note on which this Subsidiary Guarantee is noted shall have been executed by the Trustee.
THIS SUBSIDIARY GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF. The Indebtedness evidenced by this Subsidiary Guarantee is, to the extent and in the manner provided in the Indenture, the senior unsecured obligation of each Subsidiary Guarantor.

     By each of the following, and any other Subsidiary Guarantor as may be added or substituted from time to time, as Subsidiary Guarantors:

                              SUBSIDIARY GUARANTORS:

                              -----------------------------

                              ---------------------------------------------



                              By
                                -------------------------------------------
                              Name:
                                   ----------------------------------------
                              Title:
                                    ---------------------------------------
                              (for each of the above-listed Subsidiary
                               Guarantors)

                                 ASSIGNMENT FORM

  To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to



--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)


and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Date:
     ----------------------------


                         Your Signature:
                                        ---------------------------------------
                         (Sign exactly as your name appears on the face of this Note)




Signature Guarantee.

                       OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.11 or 4.17 of the Indenture, check the box below:

          / /  Section 4.11             / /  Section 4.17

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.11 or Section 4.17 of the Indenture, state the amount you elect to have purchased:

$               (Must be in $1,000 Denominations)
 --------------
Date:
     --------------------------


                         Your Signature:
                                        ---------------------------------------
                         (Sign exactly as your name appears on the face of this Note)



Signature Guarantee:

                                                                      APPENDIX 1

                   SCHEDULE OF ADJUSTMENTS TO GLOBAL NOTE(3)


     The following increases or decreases in the principal amount of this Global
     Note in accordance with the Indenture have been made:

                  Amount of                                                   Signature of
                 decrease in                          Principal Amount of      authorized
                  Principal     Amount of increase      this Global Note      signatory of
      Date of   Amount of this  in Principal Amount      following such      Trustee or Note
     Exchange    Global Note    of this Global Note  decrease (or increase)     Custodian
     --------   --------------  -------------------  ----------------------  ---------------
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

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--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

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


------------------------
(3) This schedule should be included only if the Note is issued in global form.